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                                                                   EXHIBIT 10.3



                           FIRST AMENDED AND RESTATED

                           REVOLVING CREDIT AGREEMENT

                         DATED AS OF DECEMBER 18, 1998

                                     AMONG

                      WALDEN RESIDENTIAL PROPERTIES, INC.,

                   WALDEN/DREVER OPERATING PARTNERSHIP, L.P.

                                      AND

                               BANKBOSTON, N.A.,

                             THE OTHER BANKS WHICH
                         ARE A PARTY TO THIS AGREEMENT,

                                      AND

                        THE OTHER BANKS WHICH MAY BECOME
                           PARTIES TO THIS AGREEMENT

                                      AND

                               BANKBOSTON, N.A.,
                                    AS AGENT

         FIRST AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

         THIS FIRST AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is made as of the 18th day of December, 1998, by and among WALDEN RESIDENTIAL PROPERTIES, INC., a Maryland corporation having its principal place of business at 5080 Spectrum Drive, Suite 1000 East, Addison, Texas 75001 ("Walden"), WALDEN/DREVER OPERATING PARTNERSHIP, L.P., a Delaware limited partnership having its principal place of business at 5080 Spectrum Drive, Suite 1000 East, Addison, Texas 75001 ("WDOP"; Walden and WDOP are hereinafter referred to collectively as the "Borrowers"), BANKBOSTON, N.A., and the other lending institutions which may become parties hereto pursuant to Section 18 (the "Banks"), and BANKBOSTON, N.A., as Managing Agent for the Banks (the "Agent").

                                   RECITALS.

         WHEREAS, Borrowers, Agent and certain of the Banks have entered into that certain Revolving Credit Agreement dated December 15, 1998 (the "Original Credit Agreement"); and

         WHEREAS, Borrowers have requested that the Banks extend the Maturity Date and modify certain other provisions of the Original Credit Agreement; and

         WHEREAS, Borrower, Agent and the Banks desire to amend and restate the Original Credit Agreement in its entirety;

         NOW, THEREFORE, in consideration of the recitals herein and the mutual covenants contained herein, the parties hereto amend and restate the Original Credit Agreement in its entirety as follows:

         Section 1.  DEFINITIONS AND RULES OF INTERPRETATION.

         Section 1.1. Definitions. The following terms shall have the meanings set forth in this Section l or elsewhere in the provisions of this Agreement referred to below:

         Affiliates. An Affiliate, as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the stock, shares, voting trust certificates, beneficial interest, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of (i) a general partnership interest, (ii) a managing member's interest in a limited liability company or (iii) a

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limited partnership interest or preferred stock (or other ownership interest)
representing ten percent (10%) or more of the outstanding limited partnership interests, preferred stock or other ownership interests of such Person.

         Agent. BankBoston, N.A. acting as managing agent for the Banks, its successors and assigns.

         Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time by notice to the Borrowers and the Banks.

         Agent's Special Counsel. Long Aldridge & Norman LLP or such other counsel as may be approved by the Agent.

         Agreement. This First Amended and Restated Revolving Credit Agreement, including the Schedules and Exhibits hereto.

         Agreement Regarding Fees. The Agreement Regarding Fees dated of even date herewith between the Borrowers and BKB.

         Applicable Margin. On any date, the Applicable Margin shall be as set forth below based on the ratio of the Consolidated Total Liabilities of Walden to the Consolidated Total Assets of Walden:

         Ratio                    Base Rate Loans  LIBOR Rate Loans
         -----                    ---------------  ----------------
         Less than 25%                     0%          1.375%

         25% or more but not
         greater than 40%               0.25%          1.625%

         Greater than 40%               0.50%          1.875%

         The Applicable Margin shall be determined as if the ratio of Walden's Consolidated Total Liabilities to Consolidated Total Assets was greater than 40% until five (5) Business Days following the delivery by Walden to Agent of such evidence as the Agent may require (including without limitation, the delivery of the Compliance Certificate to the Agent) that such ratio is forty percent (40%) or less. In the event of any change in such ratio that would cause the Applicable Margin to increase, the Borrower shall notify the Agent within five (5) Business Days of such event, and regardless of whether Agent has received notice of such event, such event shall effect a change in the Applicable Margin on the first to occur of (a) the first Business Day after the delivery of such notice to Agent of such event or (b) six (6) Business Days following the increase of such ratio.


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         Asset Value. The purchase price of Real Estate (including improvements and related fixtures, personal property and intangibles) and ordinary related purchase transaction costs without deduction for depreciation, or if the Real Estate has been developed by such Person, the completed construction costs determined in accordance with generally accepted accounting principles without deduction for depreciation. If the Real Estate is purchased as a part of a group of properties, the Asset Value shall be calculated based upon a reasonable allocation by such Person of the aggregate purchase price among all Real Estate purchased in such transaction.

         Assignment of Leases and Rents. Each of the collateral assignments of leases and rents from a Borrower to the Agent, as the same may be modified or amended, pursuant to which, effective upon the occurrence of an Event of Default, there shall be assigned to the Agent for the benefit of the Banks a security interest in the interest of such Person as lessor with respect to all leases of all or any part of an Unencumbered Operating Property, each such collateral assignment to be substantially in the form of Exhibit A hereto.

         Assignment of Management Agreement and Subordination. The assignment of the Management Agreements from a Borrower to the Agent, as the same may be modified or amended, pursuant to which, effective upon the occurrence of an Event of Default, there shall be assigned to the Agent for the benefit of the Banks a security interest in the interest of such Person with respect to the Management Agreements, together with the consent of the manager thereunder to such assignment and a subordination of the manager's rights with respect to the Unencumbered Operating Property to the rights of the Agent with respect thereto, each such assignment to be substantially in the form of Exhibit B hereto.

         Balance Sheet Date. September 30, 1998.

         Banks. BKB, the other lending institutions party to this Agreement, and any other Person who becomes an assignee of any rights of a Bank pursuant to Section 18 (but not including any Participant, as defined in Section 18).

         Base Rate. The annual rate of interest announced from time to time by Agent at Agent's Head Office as its "base rate". Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective.

         Base Rate Loans. Those Loans bearing interest calculated by reference to the Base Rate.

         Borrowers. As defined in the preamble hereto.

         BKB. BankBoston, N.A.

         Borrowing Base. The Borrowing Base shall be the amount which is the lesser of (a) the maximum amount which, when added to the total outstanding balance of all unsecured Indebtedness of Walden and its Subsidiaries (including the Loans), would not exceed fifty percent (50%) of the aggregate Asset Value of the Unencumbered Operating Properties, and (b)


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the maximum amount which, when added to the total outstanding balance of all unsecured Indebtedness of Walden and its Subsidiaries (including the Loans) would not exceed the Debt Service Coverage Amount for the Unencumbered Operating Properties.

         Business Day. Any day on which banking institutions located in the same city and State as Agent's Head Office are located and are open for the transaction of banking business and, in the case of LIBOR Rate Loans, which also is a LIBOR Business Day.

         Capital Improvement Reserve. For any period, an amount equal to $200 per annum multiplied by the average total number of apartment units owned by Walden and its Subsidiaries during such period; provided, however, that at any time that Walden capitalizes the cost of carpeting in its financial reporting, such reserve shall be increased to $290 per unit per annum.

         Capitalized Lease. A lease under which a Person is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

         CERCLA. See Section 6.17(a).

         Closing Date. The first date on which all of the conditions set forth in Section 10 and Section 11 have been satisfied.

         Code. The Internal Revenue Code of 1986, as amended.

         Collateral. All of the property, rights and interests of the Borrowers which from and after the occurrence of an Event of Default are subject to the security interests, liens and mortgages created by the Security Documents.

         Collateral Borrowing Base. The Collateral Borrowing Base shall be the amount which is the lesser of (a) fifty percent (50%) of the aggregate Asset Value of the Unencumbered Operating Properties with respect to which the requirements of Section 5.2(a) and (b) have been satisfied, and (b) the maximum amount which would not exceed the Debt Service Coverage Amount for the Unencumbered Operating Properties with respect to which the requirements of
Section 5.2(a) and (b) have been satisfied. Notwithstanding the foregoing, the Collateral Borrowing Base attributable to an Unencumbered Operating Property shall not exceed the amount to which recovery under the applicable Escrowed Security Documents is limited, unless such Escrowed Security Documents are amended to increase any such limit.

         Commitment. With respect to each Bank, the amount set forth on
Schedule 1 hereto as the amount of such Bank's Commitment to make or maintain Loans (other than Swing Loans) to the Borrowers, as the same may be changed from time to time in accordance with the terms of this Agreement.

         Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.


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         Compliance Certificate. See Section 7.4(e).

         Consolidated or combined. With reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, consolidated or combined in accordance with generally accepted accounting principles.

         Consolidated Operating Cash Flow. With respect to any period of a Person, an amount equal to the Operating Cash Flow of such Person and its Subsidiaries for such period consolidated in accordance with generally accepted accounting principles.

         Consolidated Total Assets. All assets of a Person and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles; provided that all real estate assets shall be valued on an undepreciated cost basis. The assets of a Person and its Subsidiaries on the consolidated financial statements of such Person and its Subsidiaries shall be adjusted to reflect such Person's allocable share of such asset, for the relevant period or as of the date of determination, taking into account (a) the relative proportion of each such item derived from assets directly owned by such Person and from assets owned by its Subsidiaries, and (b) such Person's respective ownership interest in its Subsidiaries.

         Consolidated Total Liabilities. All liabilities of a Person and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and all Indebtedness of such Person and its Subsidiaries, whether or not so classified. In the event that a Person has an ownership or other equity interest in any other Person, which investment is not consolidated in accordance with generally accepted accounting principles (that is, such interest is a "minority interest"), then the liabilities of a Person and its Subsidiaries shall include such Person's or its Subsidiaries' allocable share of all indebtedness of such Person in which a minority interest is owned based on such Person's respective ownership interest in such other Person.

         Conversion Request. A notice given by the Borrowers to the Agent of their election to convert or continue a Loan in accordance with Section 4.1.

         Debt Offering. The issuance and sale by any Borrower of any debt securities of such Borrower.

         Debt Service. For any period, the sum of all interest (including capitalized interest) and mandatory or scheduled principal payments due and payable during such period excluding any balloon payments due upon maturity of any indebtedness.

         Debt Service Coverage Amount. At any time determined by Agent, an amount equal to the maximum principal loan amount which, when bearing interest at a rate per annum equal to the greater of (a) the then-current annual yield on ten (10) year obligations issued by the United States Treasury most recently prior to the date of determination plus two percent (2.0%) and payable based on a twenty-five year mortgage style amortization schedule (expressed as a mortgage constant percentage), (b) nine percent (9%) and (c) the actual blended effective rate of


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interest payable on the Loans as of the date of determination, could be paid by the monthly principal and interest payment amount resulting from dividing (x) the quotient obtained by dividing an amount equal to (i) the sum of the aggregate Operating Cash Flow from the Unencumbered Operating Properties for the preceding four fiscal quarters, minus the Capital Improvement Reserve, by
(ii) 2.00, by (y) 12. An example of the calculation of the Debt Service
Coverage Amount is set forth in Schedule 2 attached hereto. In the event that the Borrowers shall have owned a property within the Unencumbered Operating Properties for less than four consecutive fiscal quarters, then for the purposes of performing such calculation, the Operating Cash Flow with respect to such property shall be annualized in such manner as the Majority Banks shall reasonably determine.

         Default. See Section 12.1.

         Distribution. With respect to any Person, the declaration or payment of any cash, cash flow, dividend or distribution on or in respect of any shares of any class of stock or other beneficial interest of a Person, other than dividends or distributions payable solely in equity securities of such Person; the purchase, redemption, exchange or other retirement of any shares of any class of stock or other beneficial interest of a Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by a Person to its shareholders or partners as such; or any other distribution on or in respect of any shares of any class of stock or other beneficial interest of a Person.

         Dollars or $. Dollars in lawful currency of the United States of America.

         Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

         Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan which is made prior to the Maturity Date is converted or combined in accordance with Section 4.1.

         Employee Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by Walden or any ERISA Affiliate, other than a Multiemployer Plan.

         Environmental Laws. See Section 6.17(a).

         Equity Offering. The issuance and sale by any Borrower of any equity securities of such Borrower.

         ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time and any rules and regulations promulgated pursuant thereto.


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

         ERISA Affiliate. Any Person which is treated as a single employer with Walden under Section 414 of the Code.

         ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

         Escrowed Security Documents. The Security Documents that are executed and delivered to Agent pursuant to Section 5.2 and which are not to be recorded until the occurrence of the events specified in Section 5.2 (it being acknowledged that any Guaranty is not an Escrowed Security Document).

         Event of Default. See Section 12.1.

         Funds from Operations. With respect to any Person for any fiscal period, the Net Income (or Deficit) of such Person computed in accordance with generally accepted accounting principles, excluding financing costs and gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization and other non-cash items.

         General Partner. Walden, as the general partner of WDOP.

         Generally Accepted Accounting Principles. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Person adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by Walden or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         Guarantors. Individually, any Person that becomes a guarantor of the Obligations, and collectively all of such Persons.

         Guaranty. Collectively, each Unconditional Guaranty of Payment and Performance made by a Guarantor in favor of Agent and the Banks, as the same may be modified or amended, such Guaranty to be in form and substance satisfactory to the Agent.

         Hazardous Substances.  See Section 6.17(b).


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         Implied Rating. With respect to a Person, the most recent rating issued from time to time by the Rating Agencies as is applicable to such Person's senior unsecured long-term debt, or if no such senior unsecured long-term debt is outstanding, then the most recent rating issued from time to time by the Rating Agencies as would hypothetically be applicable to such Person's senior unsecured long-term debt (i.e., an implied rating).

         Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect (including, without limitation, any obligations evidenced by bonds, debentures, notes or similar debt instruments and all subordinated debt); (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed;
(c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligation to reimburse the issuer in respect of any letter of credit; (d) any obligation as a lessee or obligor under a Capitalized Lease; (e) all obligations to purchase under agreements to acquire, or otherwise to contribute money with respect to, properties under "development" within the meaning of Section 8.9; and (f) a Person's pro rata share of any of the above-described obligations of its unconsolidated affiliates. Notwithstanding the foregoing, in the event that a Person has incurred Indebtedness with respect to which another Person included within the consolidated financial statements of the first Person is also liable (by reason of a guaranty or otherwise), such Indebtedness shall only be counted once for the purposes of such consolidated financial statements.

         Indemnity Agreement. The Indemnity Agreements Regarding Hazardous Materials, made by the Borrowers, in favor of the Agent and the Banks, pursuant to which from and after the occurrence of an Event of Default such Persons agree to indemnify the Agent and the Banks with respect to Hazardous Substances and Environmental Laws, such Indemnity Agreement to be in substantially the form of Exhibit C hereto.

         Interest Expense. For any period, the sum of all interest (including capitalized interest) due and payable during such period.

         Interest Payment Date. As to each Loan, the first day of each calendar month during the term of such Loan, and with respect to each LIBOR Rate Loan, the last day of the Interest Period relating thereto; provided that so long as the Interest Period with respect to a LIBOR Rate Loan is one month, the Interest Payment Date with respect to each such LIBOR Rate Loan shall be the last day of the Interest Period relating thereto.


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

         Interest Period. With respect to each LIBOR Rate Loan (a) initially, the period commencing on the Drawdown Date of such Loan and ending one, two, three, six or twelve months thereafter, and (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrowers in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall end and the next Interest Period shall commence on the next preceding or succeeding LIBOR Business Day as determined conclusively by the Reference Bank in accordance with the then current bank practice in the applicable LIBOR interbank market;

                  (ii) if the Borrowers shall fail to give notice as provided in Section 4.1, the Borrowers shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto; and

                  (iii) no Interest Period relating to any LIBOR Rate Loan shall extend beyond the Maturity Date.

         Investment Grade Rating. With respect to any Person, an Implied Rating equal to or more favorable than BBB- with respect to a rating issued by Standard & Poor's Corporation (or in the case of a rating issued by Moody's Investors Service, Inc., a rating of Baa3). If, at any time after a Person obtains an Investment Grade Rating, (a) no Implied Rating for such Person's senior unsecured long-term debt shall have been issued or confirmed in writing by either of the Rating Agencies within the previous 365 days, or (b) the rating system of either of the Rating Agencies (as opposed to the rating of a Person) shall change, or (c) either of the Rating Agencies shall no longer perform the functions of a securities rating agency, then the Borrowers and the Agent shall promptly negotiate in good faith to amend the reference to the specific ratings in this definition for the determination of the Investment Grade Rating, and pending such amendment, the applicable rating in effect as of the date the event described in this paragraph occurred shall continue to apply.

         Investments. With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; provided, however, that the term "Investment" shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any investment represented as a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there


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shall be included as an Investment all interest accrued with respect to
Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in the London interbank market.

         LIBOR Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining LIBOR Rate Loans.

         LIBOR Rate. For any Interest Period with respect to a LIBOR Rate Loan, the rate per annum as determined by the Reference Bank's LIBOR Lending Office to be the rate (rounded upwards to the nearest 1/16 of one percent) at which Dollar deposits are offered to prime banks by such banks in the London Interbank Market as are selected in good faith by the Reference Bank at approximately 11:00 a.m. London time two LIBOR Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the LIBOR Rate Loan to which such Interest Period applies.

         LIBOR Rate Loans. Loans bearing interest calculated by reference to a LIBOR Rate.

         Liens. See Section 8.2.

         Loan Documents. This Agreement, the Notes, the Guaranty and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of the Borrowers or the Guarantors in connection with the Loans; provided, however, that until the occurrence of an Event of Default, the Escrowed Security Documents shall not be considered as Loan Documents hereunder.

         Loan Request. See Section 2.6.

         Loans. The aggregate Loans (including Swing Loans) to be made by the Banks hereunder.

         Majority Banks. As of any date, the Bank or Banks whose aggregate Commitment Percentage is equal to or greater than the required percentage, as determined by the Banks, required to approve such matter, as disclosed by the Agent to the Borrowers from time to time.


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


         Management Agreements. Agreements, whether written or oral, providing for the management of the Unencumbered Operating Properties or any of them.

         Maturity Date. February 8, 2001, as the same may be extended as provided in Section 2.8, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

         Multiemployer Plan. Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by Walden or any ERISA Affiliate.

         Net Income (or Deficit). With respect to any Person (or any asset of any Person) for any fiscal period, the net income (or deficit) of such Person (or attributable to such asset), after deduction of all expenses, taxes and other proper charges, determined in accordance with generally accepted accounting principles.

         Non-Recourse Indebtedness. Indebtedness for borrowed money of a Person which is secured by one or more parcels of Real Estate and related personal property or interests therein and is not a general obligation of such Person, the holder of such Indebtedness having recourse solely to the parcels of Real Estate, the personal property related thereto and the leases, rents and profits relating thereto specifically pledged as security for such Indebtedness.

         Notes. Collectively the Revolving Credit Notes and the Swing Loan
Note.

         Notice. See Section 19.

         Obligations. All indebtedness, obligations and liabilities of the Borrowers to any of the Banks and the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans or the Notes, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

         Operating Cash Flow. With respect to any Person (or any asset of any Person) for any period, an amount equal to the sum of (a) the Net Income of such Person (or attributable to such asset) for such period plus (b) depreciation and amortization, interest expense, and any extraordinary or non-recurring losses deducted in calculating such Net Income minus (c) any extraordinary or nonrecurring gains included in calculating such Net Income all as determined in accordance with generally accepted accounting principles.

         Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

         PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.


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

         Permitted Liens. Liens, security interests and other encumbrances permitted by Section 8.2.

         Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Preferred Distributions. For any period, the amount of any and all Distributions due and payable to the holders of any form of preferred stock (whether perpetual, convertible or otherwise) or other ownership or beneficial interest in Walden or any of its Subsidiaries that entitles the holders thereof to preferential payment or distribution priority with respect to dividends, assets or other payments over the holders of any other stock or other ownership or beneficial interest in such Person.

         Property Certificate. A certificate in the form of Exhibit D attached hereto and made a part hereof, with such changes thereto as may be reasonably required by the Agent to reflect the nature of the Unencumbered Operating Property, and with such changes thereto requested by the Borrowers as the Agent may approve.

         Prospectus. The 10K of Walden dated December 31, 1997 and filed with the SEC.

         Rating Agencies. Standard & Poor's Corporation and Moody's Investors Service, Inc.

         Rating Notice. See Section 7.4(j).

         Rating Notice Date. The earlier of (a) the date a Rating Notice is received by the Agent, or (b) the date the Agent, having received actual notice of a change by a Rating Agency of its Implied Rating, sends notice to the Borrowers of such change, provided that nothing contained herein shall imply any obligation of the Agent to monitor such rating changes.

         Real Estate. All real property at any time owned or leased (as lessee or sublessee) by Walden, WDOP or any of their respective Subsidiaries, unless the context limits such reference to Real Estate owned by a particular Person.

         Record. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

         Reference Bank. Agent.

         Register. See Section 18.2.

         REIT Status. With respect to Walden, its status as a real estate investment trust as defined in Section 856(a) of the Code.

         Release. See Section 6.17(c)(iii).

         Revolving Credit Notes. See Section 2.4.

         SEC. The federal Securities and Exchange Commission.

         Security Deeds. The Mortgages, Deeds to Secure Debt and Deeds of Trust from a Borrower to the Agent for the benefit of the Banks (or to trustees named therein acting on behalf of the Agent for the benefit of the Banks), as the same may be modified or amended, pursuant to which, effective upon the occurrence of an Event of Default, such Person has conveyed an Unencumbered Operating Property as security for the Obligations, such document to be substantially in the form of Exhibit E hereto.

         Security Documents. The Security Deeds, the Assignments of Rents and Leases, the Assignment of Management Agreements and Subordination, the Indemnity Agreement, the Guaranty, and any further collateral assignments to the Agent for the benefit of the Banks, including, without limitation, UCC-1 financing statements executed and delivered in connection therewith.

         Shareholder's Equity. At any date, the total consolidated shareholder's equity of Walden and its Subsidiaries (including minority interests), determined in accordance with generally accepted accounting principles.

         Short-term Investments. Investments described in subsections (a) through (g), inclusive, of Section 8.3. For all purposes of this Agreement and the other Loan Documents, the value of Eligible Short-term Investments at any time shall be the current market value thereof determined in a manner reasonably satisfactory to the Agent.

         State. A state of the United States of America.

         Swing Loan. See Section 2.4A.

         Swing Loan Bank. BKB, in its capacity as Swing Loan Bank.

         Swing Loan Commitment. The sum of $10,000,000.00, as the same may be changed from time to time in accordance with the terms of this Agreement.

         Swing Loan Note. See Section 2.4A.

         Subsidiary. Any corporation, association, partnership, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests, and any other entity the accounts of which are consolidated with the accounts of the designated parent. Without limiting the foregoing, WDOP is a Subsidiary of Walden.

         Test Period. See Section 9.2.

         Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time.

         Type. As to any Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.

         Under Development. Any Real Estate shall be considered under development until such time as (a) seventy percent (70%) of the total net leasable area to be included as a part of such development is leased and occupied, and (b) the gross revenue from the operation of such Real Estate shall have been not less than the operating costs for three (3) consecutive months.

         Unencumbered Operating Properties. Unencumbered Operating Properties shall mean Real Estate which is owned one hundred percent (100%) in fee simple by the Borrowers which satisfies all of the following conditions:

         (a) each of the Unencumbered Operating Properties shall be free and clear of all Liens other than the Liens permitted in Section 8.2(i), (iii) and
(v);

         (b) to the best of the Borrowers' knowledge and belief, none of the Unencumbered Operating Properties shall have any material title, survey, environmental or other defects that would give rise to a materially adverse effect as to the value, use of or ability to sell or refinance such property; and

         (c) each of the Unencumbered Operating Properties shall consist solely of Real Estate (i) which is an income producing operating property utilized principally for multifamily housing, (ii) which is fully operational, and (iii) with respect to which valid certificates of occupancy or the equivalent for all buildings thereon have been issued and are in full force and effect.

Certain of the initial Unencumbered Operating Properties are owned by Walden. After the date of this Agreement all new or replacement Unencumbered Operating Properties shall be owned by WDOP.

         Voting Interests. Stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, trust or other business entity involved.

         Walden. As defined in the preamble hereto.

         Walden Operating, Inc. Walden Operating, Inc., a Delaware corporation having its principal place of business at 5080 Spectrum Drive, Suite 1000 East, Addison, Texas 75001.

         WDN Properties, Inc. WDN Properties, Inc., a New York corporation having its principal place of business at 2529 W. Cactus, Phoenix, Arizona 85029.

        WDN Properties, Ltd. WDN Properties, Ltd., a Texas limited partnership having its principal place of business at 5080 Spectrum Drive, Suite 1000 East, Addison, Texas 75001.

         WROP. Walden Residential Operating Partnership, L.P., a Georgia limited partnership having its principal place of business at 5080 Spectrum Drive, Suite 1000 East, Addison, Texas 75248.

         Year 2000 Compliant. All computers, hardware, imbedded microchips, software and material date-affected technology used in Borrowers' business operations are able to correctly and effectively store, process and otherwise deal with date data from, into, between and otherwise concerning the twentieth and twenty-first centuries, and otherwise continue to function properly and unimpaired with respect to all calendar dates falling on or after January 1, 2000.

         Section 1.2. Rules of Interpretation.

                      (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

                      (b) The singular includes the plural and the plural includes the singular.

                      (c) A reference to any law includes any amendment or modification to such law.

                      (d) A reference to any Person includes its permitted successors and permitted assigns.

                      (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                      (f) The words "include", "includes" and "including" are not limiting.

                      (g) The words "approval" and "approved", as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

                      (h) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein.

                      (i) Reference to a particular "Section", refers to that section of this Agreement unless otherwise indicated.

                      (j) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

         Section 2. THE REVOLVING CREDIT FACILITY

         Section 2.1. Commitment to Lend. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrowers, and the Borrowers may borrow (and repay and reborrow) from time to time between the Closing Date and the Maturity Date upon notice by the Borrowers to the Agent given in accordance with Section 2.6, such sums as are requested by the Borrowers for the purposes set forth in Section 7.11 up to the lesser of (a) a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment and (b) such Bank's Commitment Percentage of the Borrowing Base and the Collateral Borrowing Base (whichever is less), provided, that, in all events no Default or Event of Default shall have occurred and be continuing; and provided, further, that the outstanding principal amount of the Loans (after giving effect to all amounts requested) shall not at any time exceed the Total Commitment. The Loans (other than Swing Loans) shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrowers that all of the conditions set forth in Section 10 and Section 11, in the case of the initial Loan, and Section 11, in the case of all other Loans, have been satisfied on the date of such request. No Bank shall have any obligation to make Loans to the Borrowers in the maximum aggregate principal amount outstanding of more than the principal face amount of its Note.

         Section 2.2. Facility Fee. The Borrowers agree to pay to the Agent for the account of the Banks in accordance with their respective Commitment Percentages a facility fee calculated at the rate per annum as set forth below on the average daily amount by which the Total Commitment exceeds the outstanding principal amount of Loans during each calendar quarter or portion thereof commencing on the date hereof and ending on the Maturity Date. The facility fee shall be calculated based on the ratio (expressed as a percentage) of (a) the average daily amount of the outstanding principal amount of the Loans during such quarter to (b) the Total Commitment as follows:

                  Ratio of Outstanding Principal
                   Balance to Total Commitment                       Rate
                  ------------------------------                     -----
                          33.33% or less                             0.25%
                   Greater than 33.33% but not
                         more than 66.67%                            0.20%
                       Greater than 66.67%                           0.15%

The facility fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, and on any earlier date on which the Commitments shall be reduced or shall terminate as provided in Section 2.3, with a final payment on the Maturity Date.

         Section 2.3. Reduction and Termination of Commitment. The Borrowers shall have the right at any time and from time to time upon five Business Days' prior written notice to the Agent to reduce by $5,000,000 or an integral multiple of $1,000,000 in excess thereof (provided that in no event shall the Total Commitment be reduced to an amount less than $50,000,000.00) or to terminate entirely the unborrowed portion of the Commitments, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated, any such termination or reduction to be without penalty (unless such termination or reduction requires repayment of a LIBOR Rate Loan); provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto, the Outstanding Loans would exceed the Commitments of the Banks as so terminated or reduced. In the event that as a result of the reduction or termination of the Commitments, the Commitment of the Swing Loan Bank shall be reduced to an amount less than the Swing Loan Commitment, the Swing Loan Commitment shall automatically and without further action of the parties be reduced to an equal amount. Promptly after receiving any notice of the Borrowers delivered pursuant to this Section 2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrowers shall pay to the Agent for the respective accounts of the Banks the full amount of any facility fee under
Section 2.2 then accrued on the amount of the reduction. No reduction or termination of the Commitment or Swing Loan Commitment may be reinstated.

         Section 2.4. Notes. The Loans (other than Swing Loans) shall be evidenced by separate promissory notes of the Borrowers in substantially the form of Exhibit F hereto (collectively, the "Revolving Credit Notes"), dated the date of this Agreement and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in the principal face amount equal to such Bank's Commitment and shall be payable as set forth below. The Borrowers irrevocably authorize each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Loan (other than Swing Loans) or at the time of receipt of any payment of principal thereof, an appropriate notation on such Bank's Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans (other than Swing Loans) set forth on such Bank's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Record shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due. By delivery of the Revolving Credit Notes, there shall not be deemed to have occurred, and there has not otherwise occurred, any payment, satisfaction or novation of the indebtedness evidenced by the "Notes" as defined in the Original Credit Agreement, which indebtedness is instead allocated among the Banks as of the date hereof and evidenced by the Revolving Credit Notes in accordance with their respective Commitment Percentages.

         Section 2.4A Swing Loan Commitments.

                      (a) Subject to the terms and conditions set forth in this Agreement, and if necessary to meet the Borrowers' funding deadlines, Swing Loan Bank agrees to lend to the Borrowers (the "Swing Loans"), and the Borrowers may borrow (and repay and reborrow) from time to time between the Closing Date and the date which is seven (7) Business Days prior to the Maturity Date upon notice by the Borrowers to the Swing Loan Bank given in accordance with this Section 2.4A, such sums as are requested by the Borrowers for the purposes set forth in Section 7.11 in an aggregate principal amount at any one time outstanding not exceeding the Swing Loan Commitment; provided that at no time shall the aggregate principal balance of Swing Loans then outstanding, when added to the Swing Loan Bank's Commitment Percentage of all other Outstanding Loans (after giving effect to all amounts requested), exceed the lesser of (i) such Bank's Commitment and (ii) such Bank's Commitment Percentage of the Borrowing Base and the Collateral Borrowing Base (whichever is less), provided, further, that in all events no Default or Event of Default shall have occurred and be continuing; and provided, further, that the outstanding principal amount of the Loans (after giving effect to all amounts requested) shall not at any time exceed the Total Commitment. Swing Loans shall constitute "Loans" for all purposes hereunder, but shall not be considered the utilization of a Bank's Commitment. The funding of a Swing Loan hereunder shall constitute a representation and warranty by the Borrowers that all of the conditions set forth in Section 10 and Section 11, in the case of the initial Swing Loan, and Section 11, in the case of all other Swing Loans, have been satisfied on the date of such funding.

                      (b) The Swing Loans shall be evidenced by a separate promissory note of the Borrowers in substantially the form of Exhibit G hereto (the "Swing Loan Note"), dated the date of this Agreement and completed with appropriate insertions. The Swing Loan Note shall be payable to the order of the Swing Loan Bank in the principal face amount equal to the Swing Loan Commitment and shall be payable as set forth below. The Borrowers irrevocably authorize the Swing Loan Bank to make or cause to be made, at or about the time of the Drawdown Date of any Swing Loan or at the time of receipt of any payment of principal thereof, an appropriate notation on the Swing Loan Bank's Record reflecting the making of such Swing Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Swing Loans set forth on the Swing Loan Bank's Record shall be prima facia evidence of the principal amount thereof owing and unpaid to the Swing Loan Bank, but the failure to record, or any error in so recording, any such amount on the Swing Loan Bank's Record shall not limit or otherwise affect the obligations of the Borrowers hereunder or under the Swing Loan Note to make payments of principal of or interest on any Swing Loan Note when due.

                      (c) Each borrowing of Swing Loan shall be subject to the limits for Base Rate Loans and LIBOR Rate Loans set forth in Section 2.6. Borrowers shall request a Swing Loan by delivering to the Swing Loan Bank a Loan Request no later than 9:00 a.m. (Boston time) on the requested Drawdown Date specifying the amount of the requested Swing Loan. The Loan Request shall also contain the statements and certifications required by Section 2.6(i) and
(ii). Each such Loan Request shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept such Swing Loan on the Drawdown Date. Notwithstanding anything herein to the contrary, a Swing Loan shall either be a Base Rate Loan or a LIBOR Rate Loan having an Interest Period of one month, and in the event that the Borrowers fail to specify whether they have selected a Base Rate Loan or a LIBOR Rate Loan, the Borrowers shall be deemed conclusively to have selected a LIBOR Rate Loan with an Interest Period of one month. Notwithstanding the foregoing, upon the date that the Banks shall be required to fund the Loans pursuant to Section 2.4A(d) to refund such Swing Loan, the interest rate shall be reset to a LIBOR Rate Loan with an Interest Period as specified in the Loan Request given by the Borrowers to the Agent in connection with such Swing Loan, or if no Interest Period is specified, then as a Base Rate Loan. The proceeds of the Swing Loan will be made available by the Swing Loan Bank to the Borrowers at the Agent's Head Office by crediting the account of the Borrowers at such office with such proceeds.

                      (d) The Swing Loan Bank shall within three (3) Business Days after the Drawdown Date with respect to such Swing Loan, request each Bank, including the Swing Loan Bank, to make a Loan pursuant to Section 2.1 in an amount equal to such Bank's Commitment Percentage of the amount of the Swing Loan outstanding on the date such notice is given. Borrowers hereby irrevocably authorize and direct the Swing Loan Bank to so act on its behalf, and agree that any amount advanced to the Agent for the benefit of the Swing Loan Bank pursuant to this Section 2.4A(d) shall be considered a Loan pursuant to Section
2.1. Unless any of the events described in paragraph (h), (i) or (j) of Section
12.1 shall have occurred (in which event the procedures of Section 2.4A(e) shall apply), each Bank shall make the proceeds of its Loan available to the Swing Loan Bank for the account of the Swing Loan Bank at the Agent's Head Office prior to 12:00 noon (Boston time) in funds immediately available no later than the third (3rd) Business Day after the date such notice is given just as if the Banks were funding directly to the Borrowers, so that thereafter such Obligations shall be evidenced by the Revolving Credit Notes. The proceeds of such Loan shall be immediately applied to repay the Swing Loans.

                      (e) If prior to the making of a Loan pursuant to Section 2.4A(d) by all of the Banks, one of the events described in Section 12.1(h),
(i) or (j) shall have occurred, each Bank will, on the date such Loan pursuant to Section 2.4A(d) was to have been made, purchase an undivided participating interest in the Swing Loan in an amount equal to its Commitment Percentage of such Swing Loan. Each Bank will immediately transfer to the Swing Loan Bank in immediately available funds the amount of its participation and upon receipt thereof the Swing Loan Bank will deliver to such Bank a Swing Loan participation certificate dated the date of receipt of such funds and in such amount.

                      (f) Whenever at any time after the Swing Loan Bank has received from any Bank such Bank's participating interest in a Swing Loan, the Swing Loan Bank receives any payment on account thereof, the Swing Loan Bank will distribute to such Bank its participating interest in such amount (appropriately adjusted in the case of interest payments to reflect the period of time during which such Bank's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Loan Bank is required to be returned, such Bank will return to the Swing Loan Bank any portion thereof previously distributed by the Swing Loan Bank to it.

                      (g) Each Bank's obligation to fund a Loan as provided in
Section 2.4A(d) or to purchase participating interests pursuant to Section 2.4A(e) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Bank or the Borrowers or Guarantors may have against the Swing Loan Bank, the Borrowers or Guarantors or anyone else for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrowers or Guarantors or any of their respective Subsidiaries; (iv) any breach of this Agreement or any of the other Loan Documents by the Borrowers or Guarantors or any Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Any portions of a Swing Loan not so purchased or converted may be treated by the Swing Loan Bank as a Loan which was not funded by the non-purchasing Bank as contemplated by
Section 2.7 and Section 12.4. Each Swing Loan, once so sold or converted, shall cease to be a Swing Loan for the purposes of this Agreement, but shall be a Loan made by each Bank under its Commitment.

         Section 2.5. Interest on Loans

                      (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Base Rate Loan is repaid or converted to a LIBOR Rate Loan at the rate per annum equal to the sum of the Applicable Margin plus the Base Rate.

                      (b) Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the sum of the Applicable Margin plus the LIBOR Rate determined for such Interest Period.

                      (c) The Borrowers promise to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto. In the event that any additional interest becomes due and payable for any period with respect to a Loan as a result of a change in the Applicable Margin, and the interest for such period has previously been paid by the Borrowers, the Borrowers shall pay to the Agent for the account of the Banks the amount of such increase within ten (10) days of demand.

                      (d) Base Rate Loans and LIBOR Rate Loans may be converted to Loans of the other Type as provided in Section 4.1.

         Section 2.6. Requests for Loans. Except with respect to the initial Loan on the Closing Date and Swing Loans, the Borrowers (a) shall notify the Agent of a potential request for a Loan as soon as possible, and (b) shall give to the Agent written notice in the form of Exhibit H hereto (or telephonic notice confirmed in writing in the form of Exhibit H hereto) of each Loan requested hereunder (a "Loan Request") no less than five (5) Business Days prior to the proposed Drawdown Date. Each such notice shall specify with respect to the requested Loan the proposed principal amount, Drawdown Date, Interest Period (if applicable) and Type. Each such notice shall also contain
(i) a statement as to the purpose for which such advance shall be used (which purpose shall be in accordance with the terms of Section 7.11), and (ii) a certification by the chief financial or chief accounting officer of the sole general partner of WDOP and the chief financial or chief accounting officer of Walden that the Borrowers are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of such Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Except as provided in this Section 2.6, each such Loan Request shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Loan requested from the Banks on the proposed Drawdown Date, provided that, in addition to the Borrowers' other remedies against any Bank which fails to advance its proportionate share of a requested Loan, such Loan Request may be revoked by the Borrowers by notice received by the Agent no later than the Drawdown Date if any Bank fails to advance its proportionate share of the requested Loan in accordance with the terms of this Agreement, provided further that the Borrowers shall be liable in accordance with the terms of this Agreement to any Bank which is prepared to advance its proportionate share of the requested Loan for any costs, expenses or damages incurred by such Bank as a result of the Borrowers' election to revoke such Loan Request. Nothing herein shall prevent the Borrowers from seeking recourse against any Bank that fails to advance its proportionate share of a requested Loan as required by this Agreement. The Borrowers may without cost or penalty revoke a Loan Request by delivering notice thereof to each of the Banks no later than three (3) Business Days prior to the Drawdown Date. Each Loan Request shall be (a) for a Base Rate Loan in a minimum aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, or (b) for a LIBOR Rate Loan in a minimum aggregate amount of $2,000,000 or an integral multiple of $100,000 in excess thereof; provided, however, that there shall be no more than ten (10) LIBOR Rate Loans outstanding at any one time.

         Section 2.7. Funds for Loans.

                      (a) Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Loans (other than Swing Loans), each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loans which may be disbursed pursuant to Section 2.1. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Section 10 and Section 11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrowers the aggregate amount of such Loans made available to the Agent by the Banks by crediting such amount to the account of the Borrowers maintained at the Agent's Head Office. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Loans, including any additional Loans that may be requested subject to the terms and conditions hereof to provide funds to replace those not advanced by the Bank so failing or refusing, provided that the Borrowers may by notice received by the Agent no later than the Drawdown Date refuse to accept any Loan which is not fully funded in accordance with the Borrowers' Loan Request subject to the terms of Section 2.6. In the event of any such failure or refusal, the Banks not so failing or refusing shall be entitled to a priority position as against the Bank or Banks so failing or refusing for such Loans as provided in Section 12.4.

                      (b) Unless Agent shall have been notified by any Bank prior to the applicable Drawdown Date that such Bank will not make available to Agent such Bank's pro rata share of a proposed Loan, Agent may in its discretion assume that such Bank has made such Loan available to Agent in accordance with the provisions of this Agreement and Agent may, if it chooses, in reliance upon such assumption make such Loan available to Borrowers, and such Bank shall be liable to the Agent for the amount of such advance.

         Section 3. REPAYMENT OF THE LOANS.

         Section 3.1. Stated Maturity. The Borrowers promise to pay on the Maturity Date and there shall become absolutely due and payable on the Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

         Section 3.2. Mandatory Prepayments.

                      (a) If at any time the aggregate outstanding principal amount of the Loans exceeds the Total Commitment, the Borrowing Base or the Collateral Borrowing Base, then the Borrowers shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application to the Loans, except that the amount of any Swing Loans shall be paid solely to the Swing Loan Bank.

                      (b) All of the Borrowers' interest in the gross proceeds of each and every sale or refinancing of real estate assets of the Borrowers and their respective Subsidiaries (whether held directly or indirectly), less all reasonable costs, expenses and commissions paid to unrelated parties and less any Indebtedness (other than the Obligations) secured by such asset to be satisfied as a part of such sale or refinance, shall be promptly paid by the Borrowers to the Agent for the account of the Banks as a prepayment of the Loans to the extent of the outstanding balance of the Loans.

         Section 3.3. Optional Prepayments. The Borrowers shall have the right, at their election, to prepay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium; provided, that the full or partial prepayment of the outstanding amount of any LIBOR Rate Loans pursuant to this Section 3.3 may be made only on the last day of the Interest Period relating thereto except as otherwise required pursuant to Section 4.7. The Borrowers shall give the Agent, no later than 10:00 a.m., Boston time, at least five Business Days prior written notice of any prepayment pursuant to this
Section 3.3, in each case specifying the proposed date of payment of Loans and the principal amount to be paid. Notwithstanding the foregoing, no prior notice shall be required for the prepayment of any Swing Loan.

         Section 3.4. Partial Prepayments. Each partial prepayment of the Loans under Section 3.2 and Section 3.3 shall be in an integral multiple of $100,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment and, after payment of such interest, shall be applied, in the absence of instruction by the Borrowers, first to the principal of any Outstanding Swing Loans, and next to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans.

         Section 3.5. Effect of Prepayments. Amounts of the Loans prepaid under
Section 3.2 and Section 3.3 prior to the Maturity Date may be reborrowed as provided in Section 2.

         Section 3.6. Proceeds from Debt or Equity Offering. Unless otherwise approved by the Majority Banks, the Borrowers shall cause all gross proceeds of each and every Debt Offering and Equity Offering, less all reasonable costs, fees, expenses, underwriting commissions, fees and discounts incurred in connection therewith, to be paid by the Borrowers to the Agent for the account of the Banks as a prepayment of the Loans within thirty (30) days of the date of such offering to the extent of the outstanding balance of the Loans.

         Section 4. CERTAIN GENERAL PROVISIONS.

         Section 4.1. Conversion Options.

                      (a) The Borrowers may elect from time to time to convert any outstanding Loan to a Loan of another Type and such Loan shall thereafter bear interest as a Base Rate Loan or a LIBOR Rate Loan, as applicable; provided that (i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrowers shall give the Agent at least three Business Days' prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such LIBOR Rate Loan;
(ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrowers shall give the Agent at least four LIBOR Business Days' prior written notice of such election and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $2,000,000 or an integral multiple of $100,000 in excess thereof and, after giving effect to the making of such Loan, there shall be no more than ten (10) LIBOR Rate Loans outstanding at any one time; and (iii) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. Promptly upon receipt of any such Conversion Request, the Agent shall notify each of the Banks thereof. All or any part of the outstanding Loans of any Type may be converted as provided herein, provided that no partial conversion shall result in a Base Rate Loan in an aggregate principal amount of less than $1,000,000 or a LIBOR Rate Loan in an aggregate principal amount of less than $2,000,000 and that the aggregate principal amount of each Loan shall be in an integral multiple of $100,000. On the date on which such conversion is being made, each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. Each Conversion Request relating to the conversion of a Base Rate Loan to a LIBOR Rate Loan shall be irrevocable by the Borrowers.

                      (b) Any Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrowers with the terms of Section 4.1; provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.

                      (c) In the event that the Borrowers do not notify the Agent of their election hereunder with respect to any Loan, such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

         Section 4.2. Closing Fee.

         (a) The Borrowers have previously paid to BKB certain closing and structuring fees pursuant to the Original Credit Agreement, which fees are non-refundable.

         (b) The Borrowers agree to pay to BKB certain fees for services rendered or to be rendered in connection with the Loan as provided pursuant to the Agreement Regarding Fees. Upon payment of such fees, BKB shall pay to the Banks a closing fee in accordance with their separate agreement. All such fees shall be non-refundable.

         Section 4.3. Agent's Fee. The Borrowers shall pay to the Agent, for the Agent's own account, an annual Agent's fee as provided in the Agreement Regarding Fees. The Agent's fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter or portion thereof. The Agent's fee shall also be paid upon the Maturity Date or earlier termination of the Commitments. The Agent's fee for any partial quarter shall be prorated.

         Section 4.4. Funds for Payments.

                      (a) All payments of principal, interest, facility fees, Agent's fees, closing fees, and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, as the case may be, at the Agent's Head Office, not later than 11:00 a.m. (Boston time) on the day when due, in each case in immediately available funds. The Agent is hereby authorized to charge the account of the Borrowers with BKB, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Banks (including the Swing Loan Bank) under the Loan Documents.

                      (b) All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrowers will pay to the Agent, for the account of the Banks (including the Swing Loan Bank) or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrowers. The Borrowers will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

         Section 4.5. Computations. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount.

         Section 4.6. Inability to Determine LIBOR Rate. In the event that, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers and the Banks) to the Borrowers and the Banks. In such event (a) any Loan Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, and
(b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and the obligations of the Banks to make LIBOR Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrowers and the Banks.

         Section 4.7. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over a Bank or its LIBOR Lending Office shall assert that it is unlawful, for any Bank to make or maintain LIBOR Rate Loans, such Bank shall forthwith give notice of such circumstances to the Agent and the Borrowers and thereupon (a) the commitment of the Banks to make LIBOR Rate Loans or convert Loans of another type to LIBOR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law.

         Section 4.8. Additional Interest. If any LIBOR Rate Loan or any portion thereof is repaid or is converted to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such LIBOR Rate Loan, the Borrowers will pay to the Agent upon demand for the account of the Banks in accordance with their respective Commitment Percentages (or to the Swing Loan Bank with respect to a Swing Loan), in addition to any amounts of interest otherwise payable hereunder, any amounts required to compensate the Banks for any losses, costs or expenses which may reasonably be incurred as a result of such payment or conversion, including, without limitation, an amount equal to daily interest for the unexpired portion of such Interest Period on the LIBOR Rate Loan or portion thereof so repaid or converted at a per annum rate equal to the excess, if any, of (a) the interest rate calculated on the basis of the LIBOR Rate applicable to such LIBOR Rate Loan minus (b) the yield obtainable by the Agent upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date most closely approximating the last day of such

Interest Period (it being understood that the purchase of such securities shall not be required in order for such amounts to be payable and that a Bank shall not be obligated or required to have actually obtained funds at the LIBOR Rate or to have actually reinvested such amount as described above).

         Section 4.9. Additional Costs, Etc. Notwithstanding anything herein to the contrary, if any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and legally binding interpretations thereof by any competent court or by any governmental or other regulatory body or official with appropriate jurisdiction charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                      (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Commitment (including the Swing Loan Commitment) or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

                      (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank under this Agreement or the other Loan Documents, or

                      (c) impose or increase or render applicable any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit from, or commitments of an office of any Bank, or

                      (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Bank's Commitment (including the Swing Loan Commitment), or any class of loans or commitments of which any of the Loans or such Bank's Commitment (including the Swing Loan Commitment) forms a part; and the result of any of the foregoing is

                          (i) to increase the cost to any Bank of making,
funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment (including the Swing Loan Commitment), or

                          (ii) to reduce the amount of principal, interest or
other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment (including the Swing Loan Commitment) or any of the Loans, or

                          (iii) to require such Bank or the Agent to make any
payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrowers hereunder, then, and in each such case, the Borrowers will, within fifteen (15) days of demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as such Bank or the Agent shall determine in good faith to be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or other sum. Each Bank and the Agent in determining such amounts may use any reasonable averaging and attribution methods, generally applied by such Bank or the Agent.

         Section 4.10. Capital Adequacy. If after the date hereof any Bank determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by such Bank or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Bank's or such holding company's capital as a consequence of such Bank's commitment to make Loans hereunder to a level below that which such Bank or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Bank to be material, then such Bank may notify the Borrowers thereof. The Borrowers agree to pay to such Bank the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Bank of a statement of the amount setting forth the Bank's calculation thereof. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         Section 4.11. Indemnity of Borrowers. The Borrowers agree to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense that such Bank may sustain or incur as a consequence of (a) default by the Borrowers in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, or (b) default by the Borrowers in making a borrowing or conversion after the Borrowers have given (or are deemed to have given) a Loan Request or a Conversion Request.

         Section 4.12. Interest on Overdue Amounts; Late Charge. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest payable on demand at a rate per annum equal to five percent (5.00%) above the Base Rate until such amount shall be paid in full (after as well as before judgment). In addition, the Borrowers shall pay a late charge equal to three percent (3%) of any amount of interest and/or principal payable on the Loans or any other amounts payable hereunder or under the Loan Documents, which is not paid within ten days of the date when due.

         Section 4.13. Certificate. A certificate setting forth any amounts payable pursuant to Section 4.8, Section 4.9, Section 4.10, Section 4.11 or
Section 4.12 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrowers, shall be conclusive in the absence of manifest error.

         Section 4.14. Limitation on Interest. Notwithstanding anything in this Agreement to the contrary, all agreements between the Borrowers and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrowers. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This section shall control all agreements between the Borrowers and the Banks and the Agent.

         Section 5. SECURITY.

         Section 5.1. Security. The Banks have agreed to make the Loans to the Borrowers on an unsecured basis. Notwithstanding the foregoing, the Obligations shall be guaranteed by the Guarantors pursuant to the Guaranty.

         Section 5.2. Escrowed Security Documents.

                      (a) The Borrowers shall at all times have delivered Escrowed Security Documents and otherwise satisfied the conditions of this
Section 5.2 such that all the following conditions are satisfied:

                          (i) The Unencumbered Operating Properties included
within the Collateral Borrowing Base shall satisfy the conditions of Section
7.14 as applied solely to such properties; and

                          (ii) The Escrowed Security Documents shall encumber
such number of Unencumbered Operating Properties such that the covenants in this Agreement with respect to the Collateral Borrowing Base are satisfied.

                  (b) In order for an Unencumbered Operating Property to be included within the Collateral Borrowing Base, the Borrowers shall provide each of the following to the Agent as a condition precedent thereto:

                      (i) the Security Documents and such other documents and consents as are reasonably required by the Agent to mortgage or pledge the applicable Borrower's interest in such Real Estate;

                      (ii) a ratification and acknowledgment executed by the Guarantor, if any, that the "Loan Documents" described in the Guaranty include the Escrowed Security Documents, in form and substance satisfactory to the Agent;

                      (iii) a copy of the owner's policy of title insurance obtained by the applicable Borrower or its predecessor by merger in connection with the acquisition of such Unencumbered Operating Property issued by a title insurance company reasonably satisfactory to the Agent, together with a "datedown" or "nothing further" endorsement through the date of delivery of the Security Documents to the Agent, or other evidence satisfactory to the Agent, which shall evidence Borrowers' compliance with clause (a) of the definition of Unencumbered Operating Property;

                       (iv) current evidence acceptable to the Agent that the applicable UCC records disclose no security interest or lien on the applicable Unencumbered Operating Property;

                       (v) the "Phase I" environmental study of the applicable Unencumbered Operating Property obtained by the applicable Borrower or its predecessor by merger in connection with the acquisition of such Real Estate, and if recommended by the "Phase I" study, a "Phase II" environmental study, which shall evidence compliance with Section 6.17 and Section 6.20;

                       (vi) an updated or current "as-built" survey and a property condition report obtained by the applicable Borrower or its predecessor by merger in connection with the acquisition of such Real Estate, and evidence of the existence of property and liability insurance with respect to the applicable Unencumbered Operating Property;

                       (vii) a current rent roll and operating statement for the previous four (4) quarters with respect to such Unencumbered Operating
Property, each in form and substance satisfactory to the Agent;

                       (viii) a Property Certificate with respect to the applicable Unencumbered Operating Property;

                       (ix) an owner's affidavit as to title matters in form and substance reasonably satisfactory to the Agent;

                       (x) a legal opinion of Borrowers' counsel in form and substance reasonably satisfactory to the Agent (A) stating that the Escrowed Security Documents have been duly authorized, executed and delivered by the applicable Borrower and, upon the occurrence of an Event of Default, shall be valid, binding and enforceable against the applicable Borrower including, without limitation, the choice of law provisions of the Escrowed Security Documents, (B) indicating the due organization, legal existence and good standing of the Borrowers and Guarantor in the state of its formation, (C) stating that to Borrowers' counsel's current actual knowledge there is no material action, suit or proceeding pending or threatened against or affecting any Borrower or Guarantor before any court, administrative agency, arbitrator or governmental authority, and (D) such other matters as are reasonably requested by Agent; and

                       (xi) copies of all Management Agreements relating to such Unencumbered Operating Property, which management agreements must be subordinate to the Security Documents.

                   (c) The documents delivered to the Agent pursuant to Section 5.2(b)(i)-(iii) are hereinafter referred to as the Escrowed Security Documents. The Escrowed Security Documents shall be deemed to have been delivered, effective and irrevocable, but shall not be recorded until the occurrence of an Event of Default; it being understood that the Escrowed Security Documents shall not constitute Loan Documents until the occurrence of an Event of Default nor shall the parties thereto be required to comply with the terms thereof prior to the occurrence of an Event of Default, except as required by this Agreement. The Borrowers shall upon the demand of the Agent re-execute such of the Escrowed Security Documents as the Agent may require in order for the same to remain effective and recordable. The Borrowers shall upon the request of the Agent provide to the Agent updates of the information required pursuant to
Section 5.2(b)(iii) and (iv) to evidence Borrowers' compliance with the terms of this Agreement. Upon the occurrence of an Event of Default, the Agent may, and upon the direction of the Majority Banks, shall, record the Escrowed Security Documents in the public records as directed by the Majority Banks without any further action of or notice to Borrowers or any other party and without waiving such Event of Default. Thereafter, the Escrowed Security Documents shall become effective as Loan Documents. In addition, the Borrowers shall promptly deliver to Agent such further documents as may be reasonably requested by the Agent relating to the Unencumbered Operating Properties, including without limitation, owner's affidavits, updated legal opinions in accordance with Section 5.2(b)(x) and copies of leases and such changes to the Escrowed Security Documents as may be necessary or desirable to comply with changes in applicable law. In connection with the recording of the Escrowed Security Documents, the Agent may obtain a mortgagee's title insurance policy in such amount as is determined by the Majority Banks at the Borrower's sole cost and expense, with respect to each Unencumbered Operating Property. The Borrowers shall upon demand pay the cost of any such mortgagee's title insurance policy, the cost of any updated UCC searches, all recording costs and fees, and any and all intangible taxes or other documentary or mortgage taxes, assessments or charges which are demanded in connection with the recording of any of the Escrowed Security Documents. In addition, the Borrowers shall pay within five (5) days after demand any and all costs, fees, intangible tax, documentary or mortgage tax, assessments or charges as are demanded by any governmental authority by reason of the Escrowed Security Documents prior to the recording of the same. In the event that the Borrowers fail to pay such amounts as provided in this Section 5.2, then the Banks may advance such amounts as are required to be paid as Loans hereunder, which Loans shall bear interest at the rate for overdue payments set forth in Section 4.12.

                   (d) Each of the documents described in Section 5.2(b) shall be delivered to the Agent with respect to any Real Estate hereafter acquired by the Borrowers within thirty (30) days of a Borrower's acquisition thereof unless the Borrowers elect to not include such asset within the Collateral Borrowing Base (it being acknowledged that no such asset shall become an Unencumbered Operating Property within the Collateral Borrowing Base until the requirements of Section 5.2(a) and (b) are satisfied).

                   (e) The Borrowers may elect by the delivery of written notice to the Agent to remove any Unencumbered Operating Property from the Borrowing Base and the Collateral Borrowing Base in order to sell such asset or to encumber such asset as permitted pursuant to Section 8.2, provided that no Default or Event of Default has occurred or would be caused thereby, and provided further that the Escrowed Security Documents relating thereto have not previously been recorded pursuant hereto. Such request shall be accompanied by a statement certified by the principal financial or accounting officer of Walden that no Default or Event of Default exists or will exist following the requested release and a Compliance Certificate demonstrating that the Borrowers will be in compliance with their covenants referred to therein after giving effect to such release and sale or refinance. Upon the satisfaction of the foregoing conditions, the Agent shall return the Escrowed Security Documents relating to such Unencumbered Operating Property to the applicable Borrower.

                   (f) The Majority Banks may, in their discretion, elect by the delivery of written notice to the Borrowers to cause the Borrowers to remove any Unencumbered Operating Property from the Collateral Borrowing Base and to cause such Unencumbered Operating Property to be replaced by any other Unencumbered Operating Properties owned by either of the Borrowers which are not included within the Collateral Borrowing Base. The Borrowers shall within thirty (30) days of receipt of such notice cause such Unencumbered Operating Properties to be included within the Collateral Borrowing Base by delivering each of the documents described in Section 5.2(b) within such period.

         Section 6. REPRESENTATIONS AND WARRANTIES.

         The Borrowers represent and warrant to the Agent and the Banks as follows:

         Section 6.1. Corporate Authority, Etc.

                      (a) Incorporation; Good Standing. WDOP is a Delaware limited partnership duly organized pursuant to a limited partnership agreement dated August 12, 1997 and is validly existing and in good standing under the laws of Delaware. WROP is a Georgia limited partnership duly organized pursuant to a limited partnership agreement dated February 11, 1993 and is validly existing and in good standing under the laws of Georgia. Walden is a Maryland corporation duly organized pursuant to its Articles of Incorporation and amendments thereto filed with the Secretary of the State of Maryland and is validly existing and in good standing under the laws of Maryland. WDN Properties, Inc. is a New York corporation duly organized pursuant to its Articles of Incorporation and amendments thereto filed with the Secretary of State of New York and is validly existing and in good standing under the laws of New York. Walden Operating, Inc. is a Delaware corporation duly organized pursuant to its Articles of Incorporation and amendments thereto filed with the Secretary of State of Delaware and is validly existing and in good standing under the laws of Delaware. Each of the Borrowers, the Guarantors and Walden Operating, Inc. (i) has all requisite power to own its respective property and conduct its respective business as now conducted and as presently contemplated, and (ii) as to WDOP and Walden and Walden Operating, Inc. (as general partners of WDOP and WROP, respectively) only, is in good standing as a foreign entity and is duly authorized to do business in the jurisdictions where the Unencumbered Operating Properties are located and in each other jurisdiction where a failure to be so qualified in such other jurisdiction could have a materially adverse effect on the business, assets or financial condition of such Person. Walden is a real estate investment trust in full compliance with and entitled to the benefits of Section 856 of the Code.

                   (b) Subsidiaries. Each of the Subsidiaries of the Borrowers
(i) is a corporation, limited partnership, limited liability company or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing and is duly authorized to do business in each jurisdiction where a failure to be so qualified could have a materially adverse effect on the business, assets or financial condition of such Borrower or such Subsidiary.

                   (c) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which any of the Borrowers, the General Partner or the Guarantors is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the articles of incorporation, partnership agreement, declaration of trust or other charter documents or bylaws of, or any agreement or other instrument binding upon, such Person or any of its properties, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person.

                   (d) Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which any of the Borrowers, the General Partner or the Guarantors is or is to become a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         Section 6.2. Governmental Approvals. The execution, delivery and performance by the Borrowers, the General Partner and the Guarantors of this Agreement and the other Loan Documents to which such Person is a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

         Section 6.3. Title to Properties; Leases. Walden and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of Walden as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens. Without limiting the foregoing, Walden and its Subsidiaries have good and marketable fee simple title to all real property reasonably necessary for the operation of its business in whole, free from all liens or encumbrances of any nature whatsoever, except for Permitted Liens. Walden or its Subsidiaries, as the case may be, is the insured under owner's policies of title insurance covering all real property owned by it, in each case in an amount not less than the purchase price for such real property.

         Section 6.4. Financial Statements. The Borrowers have furnished to each of the Banks: (a) the consolidated balance sheet of Walden and its Subsidiaries as of the Balance Sheet Date, (b) an unaudited statement of operating income for each of the properties within the Unencumbered Operating Properties as of the Closing Date for the fiscal quarter ended September 30, 1998 satisfactory in form to the Majority Banks and certified by the chief financial or accounting officer of Walden, for Walden and as the sole general partner of WDOP, as fairly presenting the operating income for such parcels for such periods, and (c) certain other financial information relating to the Borrowers and the Real Estate. Such balance sheet and statements have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrowers and their respective Subsidiaries as of such dates and the results of the operations of the Borrowers and their respective Subsidiaries for such periods. There are no liabilities, contingent or otherwise, of the Borrowers or any of their respective Subsidiaries involving material amounts not disclosed in said financial statements and the related notes thereto.

         Section 6.5. No Material Changes. Since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of the Borrowers and their respective Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheet of the Borrowers, as of the Balance Sheet Date, or their respective consolidated statement of income or cash flows for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of such Person.

         Section 6.6. Franchises, Patents, Copyrights, Etc. The Borrowers, the General Partner, the Guarantors and their respective Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, servicemarks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others.

         Section 6.7. Litigation. There are no actions, suits, proceedings or investigations of any kind pending or to the knowledge of such Person threatened against the Borrowers, the Guarantors, the General Partner or any of their respective Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of such Person or materially impair the right of such Person to carry on business substantially as now conducted by it, or result in any liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto or any lien or security interest created or intended to be created pursuant hereto or thereto, or which will adversely affect the ability of the Borrowers or the Guarantors to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents.

         Section 6.8. No Materially Adverse Contracts, Etc. None of the Borrowers, the General Partner, the Guarantors or any of their respective Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of such Person. None of the Borrowers, the General Partner, the Guarantors or any of their respective Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the officers or partners of such Person, to have any materially adverse effect on the business of any of them.

         Section 6.9. Compliance with Other Instruments, Laws, Etc. None of the Borrowers, the General Partner, the Guarantors or any of their respective Subsidiaries is in violation of any provision of its charter or other organizational documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of such Person.

         Section 6.10. Tax Status. The Borrowers, the General Partner, the Guarantors and each of their respective Subsidiaries (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers or partners of such Person know of no basis for any such claim.

         Section 6.11. No Event of Default. No Default or Event of Default has occurred and is continuing.

         Section 6.12. Holding Company and Investment Company Acts. None of the Borrowers, the General Partner, the Guarantors or any of their respective Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any of such Persons an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

         Section 6.13. Absence of UCC Financing Statements, Etc. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in, any property of the Borrowers or their respective Subsidiaries or rights thereunder.

         Section 6.14. Certain Transactions. Except as set forth in the Prospectus, none of the partners, officers, trustees, directors, or employees of the Borrowers, the General Partner or the Guarantors or any of their respective Subsidiaries is a party to any transaction with either or both of the Borrowers or any of their respective Subsidiaries (other than for services as partners, employees, officers, trustees and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any partner, officer, trustee, director or such employee or, to the knowledge of the Borrowers, any corporation, partnership, trust or other entity in which any partner, officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         Section 6.15. Employee Benefit Plans. Walden and each ERISA Affiliate has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan. Neither Walden nor any ERISA Affiliate has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, (b) failed to make any contribution or payment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, or made any amendment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. None of the Unencumbered Operating Properties constitutes a "plan asset" of any Employee Plan, Multiemployer Plan or Guaranteed Pension Plan.

         Section 6.16. Regulations U and X. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

         Section 6.17. Environmental Compliance. The Borrowers have taken or caused to be taken all commercially reasonable steps to investigate the past and present conditions and usage of the Real Estate and the operations conducted thereon and, based upon such investigation, makes the following representations and warranties.

                       (a) With respect to the Unencumbered Operating Properties, and to the best of the Borrowers' knowledge with respect to any other Real Estate, except as set forth in Schedule 6.17, none of the Borrowers or their respective Subsidiaries or any operator of the Real Estate, or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to the environment (hereinafter "Environmental Laws"), which violation involves the Unencumbered Operating Properties or other Real Estate and would have a material adverse effect on the environment or the business, assets or financial condition of the Borrowers or any of their respective Subsidiaries. Although not a violation of any Environmental Law, Borrowers have disclosed to Agent that the Unencumbered Operating Properties commonly known as Preston Greens, Post Oak and Fountaingate/Willow Creek contain elevated levels of lead in the drinking water as described in environmental reports previously submitted to Agent.

                       (b) Neither the Borrowers nor any of their respective Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. Section 9601(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrowers or any of their respective Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

                       (c) With respect to the Unencumbered Operating Properties, and to the best of the Borrowers' knowledge, with respect to any other Real Estate, except as set forth in Schedule 6.17, or in the case of Real Estate acquired after the date hereof, except as may be disclosed in writing to the Agent upon the acquisition of the same: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of such Real Estate; (ii) in the course of any activities conducted by the Borrowers or any of their respective Subsidiaries or the operators of any of their properties, no Hazardous Substances have been generated or are being used on the Real Estate of such Person except in the ordinary course of business and in accordance with applicable Environmental Laws; (iii) there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release") or threatened Release of Hazardous Substances on, upon, into or from such Real Estate, or, to the best of the Borrowers' knowledge, on, upon, into or from the other properties of the Borrowers or any of their respective Subsidiaries, which Release would have a material adverse effect on the value of any of such Real Estate or adjacent properties or the environment; (iv) to the best of the Borrowers' knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any of such Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, such Real Estate; and (v) any Hazardous Substances that have been generated on any of such Real Estate have been transported off-site only by carriers having an identification number issued by the EPA or approved by a state or local environmental regulatory authority having jurisdiction regarding the transportation of such substance and treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under all applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrowers' knowledge operating in compliance with such permits and applicable Environmental Laws. Upon the receipt by the Agent of any such disclosure, the Agent shall promptly notify the Banks thereof.

                       (d) Neither the Borrowers, their respective Subsidiaries nor any Real Estate of such Person is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of the Escrowed Security Documents or to the effectiveness of any other transactions contemplated hereby.

         Section 6.18. Subsidiaries. Schedule 6.18 sets forth all of the Subsidiaries of WDOP and Walden. The form and jurisdiction of organization of each of the Subsidiaries, and WDOP's and Walden's ownership interest therein, is set forth in said Schedule 6.18.

         Section 6.19. Loan Documents and the Guarantors. All of the representations and warranties of the Borrowers and the Guarantors made in this Agreement and the other Loan Documents or any document or instrument delivered to the Agent or the Banks pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and none of the

Borrowers nor the Guarantors has failed to disclose such information as is necessary to make such representations and warranties not misleading.

         Section 6.20. Property. All of the Borrowers', the Guarantors' and their respective Subsidiaries' properties are in good repair and condition, subject to ordinary wear and tear, other than with respect to deferred maintenance existing as of the date of acquisition of such property as permitted in this Section 6.20. The Borrowers further have completed or caused to be completed an appropriate investigation of the environmental condition of each such property as of the later of the date of the Borrowers', the Guarantors' or such Subsidiaries' purchase thereof or the date upon which such property was last security for Indebtedness of such Borrower, such Guarantor or such Subsidiary, including preparation of a "Phase I" report and, if appropriate, a "Phase II" report, in each case prepared by a recognized environmental engineer in accordance with customary standards which discloses that such property is not in violation of the representations and covenants set forth in this Agreement, unless such violation has been disclosed in writing to the Agent and satisfactory remediation actions are being taken. There are no unpaid or outstanding real estate or other taxes or assessments on or against any property of any Borrower, any Guarantor or any of their respective Subsidiaries which are payable by such Person (except only real estate or other taxes or assessments, that are not yet due and payable). There are no pending eminent domain proceedings against any property of Borrowers, the Guarantors or their respective Subsidiaries or any part thereof, and, to the knowledge of the Borrowers, no such proceedings are presently threatened or contemplated by any taking authority which may individually or in the aggregate have any materially adverse effect on the business or financial condition of the Borrowers or the Guarantors. None of the property of Borrowers, the Guarantors or their respective Subsidiaries is now damaged or injured as a result of any fire, explosion, accident, flood or other casualty in any manner which individually or in the aggregate would have any materially adverse effect on the business or financial condition of the Borrowers or the Guarantors. The Real Estate owned by Walden, WDOP and their respective Subsidiaries is set forth on Schedule 6.20 hereto.

         Section 6.21. Brokers. None of the Borrowers nor any of their respective Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

         Section 6.22. Other Debt. None of the Borrowers, the General Partner, the Guarantors or any of their respective Subsidiaries is in default in the payment of any other Indebtedness or under any agreement, mortgage, deed of trust, security agreement, financing agreement, indenture or lease to which any of them is a party. None of the Borrowers is a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time of payment of any of the Obligations to any other indebtedness or obligation of such Borrower. The Borrowers have provided to the Agent copies of all agreements, mortgages, deeds of trust, financing agreements or other material agreements binding upon Borrowers, the General Partner, the Guarantors or their respective properties and entered into by such Person as of the date of this Agreement with respect to any Indebtedness of such Person. Schedule
6.22 hereto sets forth all of the Indebtedness of the type described in Section 8.1(g) and (h) of the Borrowers and their respective Subsidiaries as of the date hereof.

         Section 6.23. Solvency. As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all of the Loans made or to be made hereunder, neither the Borrowers nor any Guarantor is insolvent on a balance sheet basis such that the sum of such Person's assets exceeds the sum of such Person's liabilities, each Borrower and each Guarantor is able to pay its debts as they become due, and each Borrower and each Guarantor has sufficient capital to carry on its business.

         Section 6.24. Partners. Walden is the sole general partner of WDOP and owns a 1% partnership interest in WDOP. Walden Operating, Inc. is the sole general partner of WROP and owns a 1% partnership interest in WROP. WDN Properties, Inc. is a limited partner of WDOP and WROP and owns an approximately 58% partnership interest in WDOP and a 77.3784% partnership interest in WROP. WROP is a limited partner of WDOP and owns an approximately 11% partnership interest in WDOP. Walden owns one hundred percent (100%) of the issued and outstanding shares of stock of WDN Properties, Inc. and Walden Operating, Inc.

         Section 6.25. No Fraudulent Intent. Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by any Borrower or any Guarantor with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.

         Section 6.26. Transaction in best interests of Borrowers; Consideration. The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of the Borrowers and the creditors of such Persons. The direct and indirect benefits to inure to the Borrowers pursuant to this Agreement and the other Loan Documents constitute substantially more than "reasonably equivalent value" (as such term is used in Section 548 of the Bankruptcy Code) and "valuable consideration," "fair value," and "fair consideration" (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Borrowers pursuant to this Agreement and the other Loan Documents, and but for the willingness of the Borrowers to be jointly and severally liable as co-borrowers for the Loan, Borrowers would be unable to obtain the financing contemplated hereunder which financing will enable the Borrowers and their respective Subsidiaries to have available financing to conduct and expand their business.

         Section 6.27. Year 2000 Compliant. Borrowers have (i) undertaken a detailed inventory, review and assessment of all areas within their business and operations that could be adversely affected by the failure to be Year 2000 Compliant on a timely basis, (ii) developed a detailed plan and timeline for becoming Year 2000 Compliant on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable in all material aspects. Borrowers reasonably anticipate that they will be Year 2000 Compliant by September 30, 1999 or such earlier date as is necessary to avoid any material disruption of Borrowers' business and have committed and will commit reasonably adequate resources to be Year 2000 Compliant.

         Section 7. AFFIRMATIVE COVENANTS OF THE BORROWERS.

         The Borrowers covenant and agree that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans:

         Section 7.1. Punctual Payment. The Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes as well as all other sums owing pursuant to the Loan Documents.

         Section 7.2. Maintenance of Office. The Borrowers will maintain their chief executive offices at 5080 Spectrum Drive, Suite 1000 East, Addison, Dallas County, Texas 75001, or at such other place in the United States of America as the Borrowers shall designate upon prior written notice to the Agent and the Banks, where notices, presentations and demands to or upon the Borrowers in respect of the Loan Documents may be given or made.

         Section 7.3. Records and Accounts. The Borrowers will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion and amortization of its properties and the properties of its Subsidiaries, contingencies and other reserves. Neither of the Borrowers nor any of their respective Subsidiaries shall, without the prior written consent of the Majority Banks, (x) make any material change to the accounting procedures used by such Person in preparing the financial statements and other information described Section 6.4 or (y) change its fiscal year.

         Section 7.4. Financial Statements, Certificates and Information. The Borrowers will deliver or cause to be delivered to each of the Banks:

                      (a) as soon as practicable, but in any event not later than 90 days after the end of each fiscal year of Walden and WDOP, the audited consolidated balance sheet of Walden and its Subsidiaries and of WDOP and its Subsidiaries at the end of such year, and the related audited consolidated statements of income, changes in shareholder's equity and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by an auditor's report prepared without qualification by Deloitte & Touche or by another "Big Six" accounting firm, the Form 10-K filed with the SEC (unless the SEC has approved an extension, in which event Walden and WDOP will deliver to the Agent and each of the Banks a copy of the Form 10-K simultaneously with delivery to the SEC), and any other information the Banks may need to complete a financial analysis of Walden and its Subsidiaries and WDOP and its Subsidiaries, together with a written statement from such accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of

Default; provided that such accountants shall not be liable to the Agent or the Banks for failure to obtain knowledge of any Default or Event of Default;

                      (b) as soon as practicable, but in any event not later than 45 days after the end of each of the first three fiscal quarters of Walden and WDOP, copies of the unaudited consolidated balance sheet of Walden and its Subsidiaries and of WDOP and its Subsidiaries, respectively as at the end of such quarter, and the related unaudited consolidated statements of income, changes in shareholder's equity and cash flows for the portion of Walden's and WDOP's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles (which may be provided by inclusion in the Form 10-Q of Walden and WDOP for such period provided pursuant to subsection (c) below), together with a certification by the principal financial or accounting officer of Walden, for Walden and as the general partner of WDOP, that the information contained in such financial statements fairly presents the financial position of Walden and its Subsidiaries and WDOP and its Subsidiaries on the date thereof (subject to year-end adjustments);

                      (c) as soon as practicable, but in any event not later than 45 days after the end of each of the first three fiscal quarters of Walden and WDOP in each year, copies of Form 10-Q filed with the SEC (unless the SEC has approved an extension in which event Walden and WDOP will deliver such copies of the Form 10-Q to the Agent and each of the Banks simultaneously with delivery to the SEC);

                      (d) as soon as practicable, but in any event not later than 45 days after the end of each fiscal quarter of Walden (including the fourth fiscal quarter in each year), copies of a consolidated statement of Operating Cash Flow for such fiscal quarter for Walden and its Subsidiaries, prepared on a basis consistent with the statement furnished pursuant to Section 6.4, together with a certification by the chief financial or chief accounting officer of Walden that the information contained in such statement fairly presents the Operating Cash Flow of Walden and its Subsidiaries for such period;

                      (e) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement (a "Compliance Certificate") certified by the principal financial or accounting officer of the general partner of WDOP and the principal financial or accounting officer of Walden in the form of Exhibit I hereto (or in such other form as the Agent may approve from time to time) setting forth in reasonable detail computations evidencing compliance with the covenants contained in
Section 9 and the other covenants described therein, and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

                      (f) concurrently with the delivery of the financial statements described in subsection (b) above, a certificate signed by the President or Chief Financial Officer of Walden, for Walden and as the general partner of WDOP, to the effect that, having read this Agreement, and based upon an examination which they deem sufficient to enable them to make an informed statement, there does not exist any Default or Event of Default, or if such Default or Event of Default has occurred, specifying the facts with respect thereto;

                      (g) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the SEC or sent to the stockholders of Walden or the partners of WDOP;

                      (h) as soon as practicable but in any event not later than 45 days after the end of each fiscal quarter of the Borrowers (including the fourth fiscal quarter in each year), a summary rent roll with respect to the Unencumbered Operating Properties in form reasonably satisfactory to the Majority Banks;

                      (i) promptly after they are filed with the Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of each of the Borrowers;

                      (j) not later than five (5) Business Days after Walden receives notice of the same from either Rating Agency or otherwise learns of the same, notice of the issuance of any change in the rating by either Rating Agency in respect of any debt of Walden (including any change in an Implied Rating), together with the details thereof, and of any announcement by either Rating Agency that any such rating is "under review" or that any such rating has been placed on a watch list or that any similar action has been taken by either Rating Agency (collectively a "Rating Notice");

                      (k) not later than forty-five (45) days after the end of each fiscal quarter of the Borrowers (including the fourth fiscal quarter in each year), a list setting forth the following information with respect to each new Subsidiary of WDOP: (i) the name and structure of the Subsidiary, (ii) a description of the property owned by such Subsidiary, and (iii) such other information as the Agent may reasonably request;

                      (l) simultaneously within the delivery of the financial statement referred to in subsection (a) above, a statement (i) listing the Real Estate owned by Walden and its Subsidiaries (or in which Walden or its Subsidiaries owns an interest) and stating the location thereof, the date acquired and the acquisition cost, (ii) listing the Indebtedness of Walden and its Subsidiaries (excluding Indebtedness of the type described in Section 8.1(b)-(e)), which statement shall include, without limitation, a statement of the original principal amount of such Indebtedness and the current amount outstanding, the holder thereof, the maturity date and any extension options, the interest rate, the collateral provided for such Indebtedness and whether such Indebtedness is recourse or non-recourse, and (iii) listing the properties of Walden and its respective Subsidiaries which are under "development" (as used in Section 8.9) and providing a brief summary of the status of such development;

                      (m) not later than five (5) Business Days after the occurrence of the same, notice of a change in the ratio of Walden's Consolidated Total Liabilities to Consolidated Total Assets which causes a change in the Applicable Margin; and

                      (n) from time to time such other financial data and information in the possession of the Borrowers or their respective Subsidiaries (including without limitation auditors' management letters, evidence of payment of taxes, property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting any of such Persons) as the Agent may reasonably request.

         Section 7.5. Notices.

                      (a) Defaults. The Borrowers will promptly notify the Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrowers, the General Partner, the Guarantors or any of their respective Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would have a material adverse effect on the Borrowers, the General Partner or the Guarantors or the existence of which claimed default might become an Event of Default under Section 12.1(g), the Borrowers shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

                      (b) Environmental Events. The Borrowers will promptly give notice to the Agent (i) upon the Borrowers or the Guarantors obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Substances at or from any Real Estate; (ii) of any violation of any Environmental Law that either Borrower, the Guarantors or any of their respective Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency; and (iii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in either case involves any Real Estate or has the potential to materially affect the assets, liabilities, financial conditions or operations of such Person or the Agent's liens on the Collateral pursuant to the Security
Documents in the event the same are recorded as provided herein.

                      (c) Notice of Litigation and Judgments. The Borrowers will give notice to the Agent in writing within 15 days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting either Borrower, the General Partner, the Guarantors or any of their respective Subsidiaries or to which any of such Persons is or is to become a party involving an uninsured claim against such Person that could reasonably be expected to have a materially adverse effect on either Borrower or any Guarantor and stating the nature and status of such litigation or proceedings. The Borrowers will give notice to the Agent, in writing, in form and detail satisfactory to the Agent and each of the Banks, within ten days of any judgment not covered by insurance, whether final or otherwise, against a Borrower, the General Partner, a Guarantor or any of their respective Subsidiaries in an amount in excess of $1,000,000.00.

                      (d) Notice of Proposed Sales, Encumbrances, Refinance or Transfer. The Borrowers will give notice to the Agent of any proposed or completed sale, encumbrance, refinance or transfer of any Real Estate within any fiscal quarter of the Borrowers, such notice to be submitted together with the Compliance Certificate provided or required to be provided to the Banks under Section 7.4 with respect to such fiscal quarter. The Compliance Certificate shall with respect to any proposed or completed sale, encumbrance, refinance or transfer be adjusted in the best good-faith estimate of the Borrowers to give effect to such sale, encumbrance, refinance or transfer and demonstrate that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such sale, encumbrance, refinance or transfer. Notwithstanding the foregoing, in the event of any sale, encumbrance, refinance or transfer of any Real Estate involving an aggregate amount in excess of $25,000,000.00, the Borrowers shall promptly give notice to the Agent of such transaction, which notice shall be accompanied by a certification of the chief financial officer of Walden for itself and as the sole general partner of WDOP that no Default or Event of Default shall exist after giving affect to such event.

                      (e) Notification of Claims Against Collateral. The Borrowers will, immediately upon becoming aware thereof, notify the Agent in writing of any setoff, claims (including environmental claims), withholdings or other defenses to which any of the Collateral (including for the purposes hereof any collateral subject to the Escrowed Security Documents), or the rights of the Agent or the Banks with respect to the Collateral (including for the purposes hereof any collateral subject to the Escrowed Security Documents), are subject.

                      (f) Notification of Banks. Promptly after receiving any notice under this Section 7.5, the Agent will forward a copy thereof to each of the Banks, together with copies of any certificates or other written information that accompanied such notice.

         Section 7.6. Existence; Maintenance of Properties.

                      (a) The Borrowers will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Delaware limited partnership or Maryland corporation, as applicable. The Borrowers will cause each of their respective Subsidiaries to do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence. Each Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises and those of its Subsidiaries. Each Borrower will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by it and in related businesses.

                      (b) Irrespective of whether proceeds of the Loans are available for such purpose, each Borrower (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof in all cases in which the failure so to do would have a material adverse effect on the condition of its properties or on the financial condition, assets or operations of such Borrower and its Subsidiaries.

                      (c) The common stock of Walden shall at all times be listed for trading and be traded on the New York Stock Exchange.

         Section 7.7. Insurance. The Borrowers will, at their expense, procure and maintain or cause to be procured and maintained insurance covering the Borrowers, their respective Subsidiaries and their respective properties in such amounts and against such risks and casualties as are customary for properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy.

         Section 7.8. Taxes. The Borrowers and their respective Subsidiaries will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon each of them and upon the Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided, further, that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, each Borrower and each Subsidiary of the Borrowers either (i) will provide a bond issued by a surety reasonably acceptable to the Agent and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge, levy or claim. The Borrowers shall certify annually to the Agent that this Section 7.8 has been satisfied with respect to the Unencumbered Operating Properties.

         Section 7.9. Inspection of Properties and Books. The Borrowers shall permit the Banks, through the Agent or any representative designated by the Agent, at the Borrowers' expense to visit and inspect any of the properties of the Borrowers or any of their respective Subsidiaries, to examine the books of account of the Borrowers and their respective Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrowers and their respective Subsidiaries with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request. The Banks shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the Borrowers' normal business operations.

         Section 7.10. Compliance with Laws, Contracts, Licenses, and Permits. Each Borrower will comply with, and will cause each of its Subsidiaries to comply in all respects with (i) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its corporate charter, partnership agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (iii) all agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties. If at any time while any Loan or
Note is outstanding or the Banks have any obligation to make Loans hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrowers may fulfill any of their obligations hereunder, the Borrowers will immediately take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

         Section 7.11. Use of Proceeds. The Borrowers will use the proceeds of the Loans solely to provide short-term financing (a) for the acquisition of fee interests by WDOP in Real Estate which is utilized principally for multifamily housing (including reasonable transaction costs related thereto) (provided that no more than $20,000,000.00 in the aggregate for the term of the Loans may be used by WDOP for the acquisition of fee interests in such Real Estate by wholly-owned Subsidiaries of WDOP as provided in Section 7.16), (b) for working capital purposes of WDOP and Walden, (c) for Investments permitted pursuant to
Section 8.3(k), and (d) for such other purposes as the Majority Banks in their discretion from time to time may agree to in writing. Notwithstanding anything herein to the contrary, the amount of Loans outstanding at any time which has been advanced for the purpose described in Section 7.11(b) shall not exceed $25,000,000.00. Any repayment of a principal portion of the Loans at a time when any amount of Loans has been advanced for the purpose described in Section 7.11(b) shall be first allocated for the purposes of this Section 7.11 to reduce the amount advanced for the purpose described in Section 7.11(b).

         Section 7.12. Further Assurances. The Borrowers will cooperate with, and will cause each of the Guarantors and their respective Subsidiaries to cooperate with the Agent and the Banks and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

         Section 7.13. Management; Business Operations. The Borrowers shall cause all Unencumbered Operating Properties at all times to be managed by Walden and no change shall occur in such management without the prior written approval of the Majority Banks. The Borrowers and the Guarantors shall operate their respective businesses as described in the Prospectus and in compliance with the terms and conditions of this Agreement and the Loan Documents. Walden shall at all time comply with all requirements of applicable laws necessary to maintain REIT Status and shall operate, and shall cause its Subsidiaries to operate, their respective businesses as described in the Prospectus and in compliance with the terms and conditions of this Agreement.

         Section 7.14. Unencumbered Operating Properties.

                       (a) The Borrowers shall at all times own Unencumbered Operating Properties which satisfy all of the following conditions:

                           (i) the Unencumbered Operating Properties shall consist solely of Real Estate which has an aggregate occupancy level (on a portfolio basis) of at least ninety percent (90%) for the previous four (4) fiscal quarters of the Borrowers based on bona fide arms-length tenant leases requiring current rental payments; and

                           (ii) no more than thirty percent (30%) of the Asset Value of the Unencumbered Operating Properties may be located in any one city or metropolitan area (it being agreed that Dallas and Fort Worth and their respective suburbs shall be considered as separate cities for the purposes hereof).

                      (b) The Borrowers shall provide to the Agent and each of the Banks as of the Closing Date and concurrently with the delivery of the financial statements described in Section 7.4(a) (i) a list of the Unencumbered Operating Properties, (ii) the certification of the chief financial or chief accounting officer of Walden, for itself and as the sole general partner of WDOP of the Asset Values and that such properties are in compliance with
Section 7.14(a) and Section 9.1, (iii) operating statements setting forth the Operating Cash Flow and capital expenditures for each of the Unencumbered Operating Properties for the previous four (4) fiscal quarters certified as true and correct by the chief financial or chief accounting officer of Walden, for itself and as the sole general partner of WDOP, and (iv) that the Unencumbered Operating Properties comply with the terms of Section Section 6.17 and 6.20. In the event that all or any material portion of a property within the Unencumbered Operating Properties shall be damaged or taken by condemnation, then such property shall no longer be a part of the Unencumbered Operating Properties unless and until any damage to such Real Estate is repaired or restored, such Real Estate becomes fully operational and the Agent shall receive evidence satisfactory to the Agent of the value and Operating Cash Flow of such Real Estate following such repair or restoration.

         Section 7.15. Limiting Agreements.

                       (a) Neither Borrower, any Guarantor nor any of their respective Subsidiaries shall enter into, any agreement, instrument or transaction which has or may have the effect of prohibiting or limiting such Borrower's or any Guarantor's ability to pledge to Agent the Unencumbered Operating Properties, Real Estate which is owned by the Borrowers or such Guarantors which is free and clear of all Liens other than the Liens permitted in Section 8.2(i), (iii) and (v) or any other assets of the Borrowers or such Guarantor as security for the Loans. Borrowers shall take, and shall cause the Guarantors and their respective Subsidiaries to take, such actions as are necessary to preserve the right and ability of Borrowers and the Guarantors to pledge those Real Estate and other assets as security for the Loans without any such pledge after the date hereof causing or permitting the acceleration (after the giving of notice or the passage of time, or otherwise) of any other Indebtedness of Borrowers, the Guarantors or any of their respective Subsidiaries.

                      (b) Borrowers shall upon demand provide to the Agent such evidence as the Agent may reasonably require to evidence compliance with this
Section 7.15, which evidence shall include, without limitation, copies of any agreements or instruments which would in any way restrict or limit a Borrower's or any Guarantor's ability to pledge assets as security for Indebtedness, or which provide for the occurrence of a default (after the giving of notice or the passage of time, or otherwise) if assets are pledged in the future as security for Indebtedness of such Borrower or any of its Subsidiaries.

         Section 7.16. Ownership of Real Estate. Without the prior written consent of the Majority Banks, which consent may be withheld by the Majority Banks in their sole discretion, all interests (whether direct or indirect) of the Borrowers, the General Partner, the Guarantors or their respective Subsidiaries in income-producing real estate assets acquired after the Closing Date shall be owned directly by WDOP except as permitted by Section 8.3(k). Notwithstanding the foregoing, Walden and WDOP may acquire income-producing real estate assets after the Closing Date (a) as provided in Section 8.11, and
(b) in a like-kind exchange of Real Estate owned by such Person as of the Closing Date. In addition, WDOP may subject to the terms of this Agreement acquire through a wholly-owned Subsidiary of WDOP Real Estate that is encumbered by Indebtedness that is to be assumed by such Subsidiary in connection with the acquisition thereof and which acquisition is financed in part with proceeds of the Loans as provided in Section 7.11(a).

         Section 7.17. Distributions of Income to the Borrowers. Each Borrower shall cause all of its Subsidiaries to promptly distribute to such Borrower (but not less frequently than once each fiscal quarter of such Borrower), whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income relating to or arising from its Subsidiaries' use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each Subsidiary of its Debt Service and operating expenses for such quarter and (b) the establishment of reasonable reserves for the payment of operating expenses not paid on at least a quarterly basis and capital improvements to be made to such Subsidiary's assets and properties approved by such Subsidiary in the ordinary course of business consistent with its past practices.

         Section 7.18. More Restrictive Agreements. Should any Borrower or any Guarantor enter into or modify any agreements or documents pertaining to any existing or future Indebtedness, Debt Offering or Equity Offering, which agreements or documents include covenants (whether affirmative or negative), warranties, representations, defaults or events of default (or any other provision which may have the same practical effect as any of the foregoing) which are individually or in the aggregate more restrictive against either Borrower, any Guarantor or their respective Subsidiaries than those set forth herein or in any of the other Loan Documents or which provide for a guaranty of the obligations thereunder by a Person that is not liable for the Obligations, the Borrowers shall promptly notify the Agent and, if requested by the Majority Banks, the Borrowers, the Agent, and the Majority Banks shall (and if applicable, the Borrower shall cause the Guarantors to) promptly amend this Agreement and the other Loan Documents to include some or all of such more restrictive provisions or provide for a guaranty of the Obligations by such Person as determined by the Majority Banks in their sole discretion.

         Section 8. CERTAIN NEGATIVE COVENANTS OF THE BORROWERS.

         The Borrowers covenant and agree that, so long as any Loan or Note is outstanding or any of the Banks has any obligation to make any Loans:

         Section 8.1. Restrictions on Indebtedness. The Borrowers will not, and will not permit any of their respective Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                      (a) Indebtedness to the Banks arising under any of the Loan Documents;

                      (b) current liabilities of the Borrowers or their respective Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                      (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.8;

                      (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the applicable Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                      (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                      (f) Indebtedness in respect of reverse repurchase agreements having a term of not more than 180 days with respect to Investments described in Section 8.3(d) or (e);

                      (g) subject to the provisions of Section 8.1(h)(i) and
Section 9, secured Indebtedness of Walden and its Subsidiaries in an aggregate outstanding principal amount not exceeding forty-six percent (46%) of Walden's Consolidated Total Assets; provided that neither Walden nor any of its Subsidiaries may incur any secured Indebtedness following the date hereof unless the secured Indebtedness of Walden and its Subsidiaries in aggregate outstanding principal amount as of the date of incurrence thereof and at all times thereafter shall not exceed forty percent (40%) of Walden's Consolidated Total Assets; and

                      (h) subject to the provisions of Section 9, secured or unsecured recourse Indebtedness of the Borrowers, provided that (i) the aggregate outstanding principal amount of such Indebtedness (excluding the Obligations) and the portion of the Indebtedness described in Section 8.1(g) that is recourse to Walden and its Subsidiaries shall not exceed five percent (5%) of Walden's Consolidated Total Assets (provided, however, that with respect to senior unsecured recourse Indebtedness of the Borrowers only, the aggregate outstanding amount of such Indebtedness (excluding the Obligations, but including any of such Indebtedness permitted within the five percent (5%) threshold described above) shall not exceed fifty percent (50%) of Walden's Consolidated Total Assets), (ii) at the time such Indebtedness is issued the scheduled maturity date of such Indebtedness is not sooner than 180 days after the Maturity Date (after giving effect to any extension of the Maturity Date which may have been requested by the Borrowers prior to the issuance of such Indebtedness or approved by the Banks, whether or not the same has become effective), and (iii) any covenants or restrictions imposed upon the Borrowers or their respective Subsidiaries in connection with such Indebtedness shall not individually or in the aggregate be more restrictive against the Borrowers and their respective Subsidiaries than the covenants and restrictions imposed pursuant to this Agreement or the other Loan Documents, and provided further that neither Walden nor any of its Subsidiaries shall incur any of the Indebtedness described in this Section 8.1(h) unless it shall have provided to the Banks (A) prior written notice of the proposed issuance of such Indebtedness, a statement that no Default or Event of Default exists and a certificate that the Borrowers will be in compliance with its covenants referred to therein after giving effect to such incurrence, (B) evidence reasonably satisfactory to the Agent that the Rating Agencies have been advised of the issuance of such Indebtedness within five (5) days of such issuance, and
(C) upon the request of Agent, evidence that the annual rating maintenance fee has been paid to the Rating Agencies;

                      (i) [Intentionally Omitted]; and

                      (j) unsecured Indebtedness between Walden and WDOP provided that the terms of such Indebtedness are satisfactory to the Majority Banks and the repayment of such Indebtedness shall be subordinate at all times to repayment of the Obligations pursuant to a subordination and standstill agreement in form and substance satisfactory to the Majority Banks.

         Section 8.2. Restrictions on Liens, Etc. The Borrowers will not, and will not permit any of their respective Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, negative pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) sell, assign, pledge, encumber or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or (f) incur or maintain any obligation to any holder of Indebtedness of the Borrowers or such Subsidiaries which prohibits the creation or maintenance of any lien securing the Obligations (collectively "Liens"); provided that the Borrowers and any of their respective Subsidiaries may create or incur or suffer to be created or incurred or to exist:

                      (i) liens on properties to secure taxes, assessments and other governmental charges or claims for labor, material or supplies in respect of obligations not overdue;

                      (ii) liens on properties in respect of judgments, awards or indebtedness, the Indebtedness with respect to which is permitted by
         Section 8.1(d) or Section 8.1(g);

                      (iii) encumbrances on properties consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property, landlord's or lessor's liens under leases to which the Borrowers or a Subsidiary of such Person is a party, and other minor non-monetary liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrowers or their respective Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of such Borrower individually or of such Person and its Subsidiaries on a consolidated basis;

                      (iv) liens on Real Estate (other than Real Estate of WDOP) and Short-term Investments securing Indebtedness permitted by Section 8.1(g) or Section 8.1(h); and

                      (v) liens in favor of the Agent and the Banks as security for the Obligations.

         Section 8.3. Restrictions on Investments. The Borrowers will not, and will not permit any of their respective Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                      (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by such Borrower or its Subsidiary;

                      (b) marketable direct obligations of any of the following:
Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or instrumentality of the United States of America;

                      (c) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100,000,000; provided, however, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000 will not exceed $200,000;

                      (d) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any State which at the time of purchase are rated by Moody's Investors Service, Inc. or by Standard & Poor's Corporation at not less than "P 1" if then rated by Moody's Investors Service, Inc., and not less than "A 1", if then rated by Standard & Poor's Corporation;

                      (e) mortgage-backed securities guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other mortgage-backed bonds which at the time of purchase are rated by Moody's Investors Service, Inc. or by Standard & Poor's Corporation at not less than "Aa" if then rated by Moody's Investors Service, Inc. and not less than "AA" if then rated by Standard & Poor's Corporation;

                      (f) repurchase agreements having a term not greater than 90 days and fully secured by securities described in the foregoing subsection
(a), (b) or (e) with banks described in the foregoing subsection (c) or with financial institutions or other corporations having total assets in excess of $500,000,000;

                      (g) shares of so-called "money market funds" registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing subsections (a) through (f) and have total assets in excess of $50,000,000;

                      (h) investments in fee interests in Real Estate utilized principally for multifamily housing, including earnest money deposits relating thereto and transaction costs;

                      (i) subject to the terms of this Agreement, Investments in Subsidiaries of such Borrower existing as of the date hereof, and Investments in new Subsidiaries of WDOP created after the date of this Agreement; provided that in no event shall the aggregate of such Investments in new Subsidiaries created after the date of this Agreement exceed ten percent (10%) of Walden's Consolidated Total Assets, and provided further that in no event shall such Investments in the form of note receivables from all Subsidiaries whenever created (including the principal amount payable pursuant to such notes) exceed ten percent (10%) of Walden's Consolidated Total Assets. For the purposes hereof, notes receivable from Subsidiaries shall be valued at face value subject to impairment;

                      (j) investments in real estate investment trusts which own real property which is used principally for multifamily housing, provided that in no event shall the aggregate cost of all Investments pursuant to this
Section 8.3(j) exceed $25,000,000.00; and

                      (k) investments in Affiliates of Walden the accounts of which are not consolidated with the accounts of Walden or other entities the accounts of which are not consolidated with the accounts of Walden or in mortgages and notes receivables from Affiliates, provided that in no event shall such Investments (including the principal amount payable pursuant to such notes) in the aggregate exceed $35,000,000.00.

         Section 8.4. Merger, Consolidation. Each of the Borrowers will not, and will not permit any of its Subsidiaries to, become a party to any merger, consolidation or other business combination, or agree to effect any asset acquisition, stock acquisition or other acquisition without the prior written consent of the Majority Banks, which consent shall not be unreasonably withheld, except (i) the merger or consolidation of one or more of the Subsidiaries of a Borrower with and into such Borrower and (ii) the merger or consolidation of two or more Subsidiaries of a Borrower; provided that in no event shall WDOP be merged, consolidated or combined with Walden without the prior written consent of the Majority Banks.

         Section 8.5. Sale and Leaseback. Each of the Borrowers will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby a Borrower or any

Subsidiary thereof shall sell or transfer any Real Estate owned by it in order that then or thereafter such Person shall lease back such Real Estate.

         Section 8.6. Compliance with Environmental Laws. Each of the Borrowers will not, and will not permit any of its Subsidiaries to, do any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for small quantities of Hazardous Substances used in the ordinary course of business and in compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in full compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate except in full compliance with Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release of Hazardous Substances on, upon or into the Real Estate or any surrounding properties or any threatened Release of Hazardous Substances which might give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in compliance with all Environmental Laws).

         The Borrowers shall:

                      (i) in the event of any change in Environmental Laws governing the assessment, release or removal of Hazardous Substances, which change would lead a prudent lender to require additional testing to avail itself of any statutory insurance or limited liability, take all action (including, without limitation, the conducting of engineering tests at the sole expense of the Borrowers) to confirm that no Hazardous Substances are or ever were Released or disposed of on the Real Estate; and

                      (ii) if any Release or disposal of Hazardous Substances shall occur or shall have occurred on the Real Estate of the Borrowers or any of their respective Subsidiaries (including without limitation any such Release or disposal occurring prior to the acquisition of such Real Estate by such Person) cause the prompt containment and removal of such Hazardous Substances and remediation of such Real Estate in full compliance with all applicable laws and regulations and to the satisfaction of the Majority Banks; provided, that the Borrowers shall be deemed to be in compliance with Environmental Laws for the purpose of this clause (ii) so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage any event of noncompliance to the satisfaction of the Majority Banks and no action shall have been commenced by any enforcement agency. The Majority Banks may engage their own environmental engineer to review the environmental assessments and the Borrowers' compliance with the covenants contained herein.

         At any time after an Event of Default shall have occurred hereunder, or, whether or not an Event of Default shall have occurred, at any time that the Agent or the Majority Banks shall have reasonable grounds to believe that a Release or threatened Release of Hazardous Substances may have occurred, relating to any Real Estate, or that any of the Real Estate is not in compliance with the Environmental Laws, the Agent may at its election (and will at the request of the

Majority Banks) obtain such environmental assessments of such Real Estate prepared by an environmental engineer as may be necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at or adjacent to such Real Estate and (ii) whether the use and operation of such Real Estate comply with all Environmental Laws. Environmental assessments may include detailed visual inspections of such Real Estate including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, as well as such other investigations or analyses as are necessary or appropriate for a complete determination of the compliance of such Real Estate and the use and operation thereof with all applicable Environmental Laws. All such environmental assessments shall be at the sole cost and expense of the Borrowers.

         Section 8.7. Distributions. The Borrowers shall not make any Distributions which would cause it to violate any of the following covenants:

                      (a) Walden shall not pay any Distribution to the shareholders of Walden if such Distribution is in excess of the amount which, when added to the amount of all other Distributions paid in the same fiscal quarter and the preceding three (3) fiscal quarters, would exceed ninety percent (90%) of its Funds from Operations for the four consecutive fiscal quarters ending prior to the quarter in which such Distribution is paid;

                      (b) In the event that an Event of Default shall have occurred and be continuing, WDOP shall make no Distributions other than Distributions to Walden in an amount equal to the minimum Distributions required under the Code to maintain the REIT Status of Walden, as evidenced by a certification of the principal financial or accounting officer of Walden containing calculations in reasonable detail satisfactory in form and substance to Agent; and

                      (c) In the event that an Event of Default shall have occurred and be continuing, Walden shall make no Distributions other than the minimum Distributions required under the Code to maintain the REIT Status of Walden, as evidenced by a certification of the principal financial or accounting officer of Walden containing calculations in reasonable detail satisfactory in form and substance to Agent;

                      (d) Notwithstanding the foregoing, at any time when an Event of Default shall have occurred and the maturity of the Obligations has been accelerated, at the option of the Majority Banks, neither Borrower shall make any Distributions whatsoever, directly or indirectly.

         Section 8.8. Asset Sales. Neither Borrower nor any Subsidiary thereof shall sell, transfer or otherwise dispose of any Real Estate or any of the Unencumbered Operating Properties in excess of $25,000,000.00 (except as the result of a condemnation or casualty and except for the granting of Permitted Liens, as applicable) unless there shall have been delivered to the Banks a statement that no Default or Event of Default exists or will exist and a certification that the Borrowers will be in compliance with its covenants referred to therein after giving effect to such sale, transfer or other disposition.

         Section 8.9. Development Activity. Neither Borrower nor any Subsidiary thereof shall engage, directly or indirectly, in the development of properties to be used principally for multifamily housing or otherwise, except that a Borrower or a Subsidiary or Affiliate thereof may develop for its own account properties to be used principally for multifamily housing provided that the aggregate cost of acquiring the Real Estate and developing the improvements thereon of properties Under Development (assuming the full costs of developing such properties) is not reasonably anticipated to exceed ten percent (10%) of the Asset Value of Walden's Consolidated Total Assets. For purposes of this
Section 8.9, the term "development" shall include the new construction of an apartment complex or the substantial renovation of improvements to real property, but shall not include the addition of amenities or other related facilities to existing Real Estate which is already used principally for multifamily housing. Nothing herein shall prohibit a Borrower or any Subsidiary or Affiliate thereof from entering into an agreement to acquire Real Estate which has been developed and initially leased by another Person.

         Section 8.10. Restriction on Prepayment of Indebtedness. Neither Borrower shall prepay the principal amount, in whole or in part, of any Indebtedness other than the Obligations after the occurrence of any Event of Default; provided, however, that this Section 8.11 shall not prohibit the prepayment of Indebtedness which is financed solely from the proceeds of a new loan which would otherwise be permitted by the terms of Section 8.1.

         Section 8.11. Bankruptcy Remote Subsidiaries. Without the consent of the Majority Banks, neither Borrower nor any of their respective Subsidiaries shall create any new single purpose, special purpose or other so-called bankruptcy remote subsidiaries (such as a REMIC), as determined by the Agent in its reasonable discretion; provided, however, that without the consent of the Majority Banks, WROP may create such a Subsidiary for the purpose of acquiring a property or properties having an Asset Value of not more than $15,000,000.00 financed with tax-exempt bonds.

         Section 8.12. Restrictions on Transfer. Walden will not, directly or indirectly, make or permit to be made, by voluntary or involuntary means, (a) any sale, assignment, transfer, disposition, mortgage, pledge, hypothecation or encumbrance of its interest in WDOP, WDN Properties, Inc., WDN Properties, Ltd., WROP, or WDN Operating, Inc., or any dilution of its interest in WDOP, WDN Properties, Inc., WDN Properties, Ltd., WROP, or WDN Operating, Inc., (b) any sale, assignment, transfer, disposition, mortgage, pledge, hypothecation or encumbrance of the interest of Walden Operating, Inc. in WROP, or any dilution of the interest of Walden Operating, Inc. in WROP, (c) any sale, assignment, transfer, disposition, mortgage, pledge, hypothecation or encumbrance of the interest of WDOP in any of its direct or indirect Subsidiaries; (d) any sale, assignment, transfer, disposition, mortgage, pledge, hypothecation or encumbrance of the interest of WDN Properties, Inc. in WDOP, WDN Properties, Ltd. or WROP, or any dilution of its interest in WDOP, WDN Properties, Ltd., or WROP; or (e) any sale, assignment, transfer, disposition, mortgage, pledge, hypothecation, or encumbrance of the interest of WROP in WDOP, or any dilution of its interest in WDOP. Walden is and shall remain the sole general partner of WDOP and shall not in any manner transfer, assign, diminish or otherwise restrict its Voting Interests in WDOP.

         Section 9. FINANCIAL COVENANTS OF THE BORROWERS

         Section 9.1. Borrowing Base Covenant of the Borrowers. The Borrowers covenant and agree that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans, the Borrowers will not, at the end of any fiscal quarter, permit the outstanding principal balance of the Loans as of the date of determination to be greater than either the Borrowing Base or the Collateral Borrowing Base as determined as of the same date.

         Section 9.2 Covenants of Walden. The Borrowers covenant and agree that, so long as any Loan or Note is outstanding or any Bank has any obligations to make any Loans, Walden will comply with the following:

                     (a) Liabilities to Assets Ratio. Walden will not, at the end of any fiscal quarter, permit the ratio of Consolidated Total Liabilities to Consolidated Total Assets of Walden to exceed 0.55 to 1.

                     (b) Consolidated Operating Cash Flow Coverage. Walden will not, at the end of any fiscal quarter, permit the sum equal to (i) the Consolidated Operating Cash Flow of Walden and its Subsidiaries for any period of four consecutive fiscal quarters (treated as a single accounting period) (the "Test Period") minus (ii) the Capital Improvement Reserve for the Test Period to be less than two (2) times the Interest Expense of Walden and its Subsidiaries for the Test Period. In the event that Walden and its Subsidiaries shall not have any of the foregoing components for four (4) consecutive fiscal quarters, then such components shall be annualized in such manner as the Majority Banks shall reasonably determine.

                     (c) Fixed Charge Coverage. Walden will not, at the end of any fiscal quarter, permit the ratio of the sum of (i) Consolidated Operating Cash Flow of Walden and its Subsidiaries for the Test Period plus (ii) Preferred Distributions of Walden, WDOP and their respective Subsidiaries for the Test Period to be less than 1.50 times the sum of (x) the Debt Service of Walden and its Subsidiaries plus (y) the Capital Improvement Reserve plus (z) Preferred Distributions of Walden, WDOP and their respective Subsidiaries for the Test Period. In the event that Walden and its Subsidiaries shall not have any of the foregoing components for four (4) consecutive fiscal quarters, then such components shall be annualized in such manner as the Majority Banks shall reasonably determine.

                     (d) Shareholder's Equity. Walden will not, at the end of any fiscal quarter, permit the Shareholder's Equity to be less than the sum of
(a) $700,000,000.00 plus (b) ninety percent (90%) of the net proceeds from any Equity Offering of Walden made after the Closing Date.

         Section 10. CLOSING CONDITIONS.

         The obligations of the Agent and the Banks to make the initial Loans shall be subject to the satisfaction of the following conditions precedent on or prior to December 18, 1998;

         Section 10.1. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Majority Banks. The Agent shall have received a fully executed copy of each such document, except that each Bank shall have received a fully executed counterpart of its Note.

         Section 10.2. Certified Copies of Organizational Documents. The Agent shall have received from the Borrowers a copy, certified as of a recent date by the appropriate officer of each State in which the Borrowers and the General Partner, as applicable, is organized or in which the Unencumbered Operating Properties are located and a duly authorized officer or partner of such Person, as applicable, to be true and complete, of the partnership agreement or corporate charter of the Borrowers and the General Partner, as applicable, or its qualification to do business, as applicable, as in effect on such date of certification.

         Section 10.3. Bylaws; Resolutions. All action on the part of the Borrowers and the General Partner, as applicable, necessary for the valid execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent. The Agent shall have received from the General Partner a true copy of its bylaws and the resolutions adopted by its board of directors authorizing the transactions described herein, certified by its secretary as of a recent date to be true and complete.

         Section 10.4. Incumbency Certificate; Authorized Signers. The Agent shall have received from the General Partner an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Person and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party. The Agent shall have also received from the Borrowers a certificate, dated as of the Closing Date, signed by a duly authorized partner or officer of each Borrower and giving the name of and specimen signature of each individual who shall be authorized to make Loan and Conversion Requests and to give notices and to take other action on behalf of the Borrowers under the Loan Documents.

         Section 10.5. Opinion of Counsel. The Agent shall have received a favorable opinion addressed to the Banks and the Agent and dated as of the Closing Date, in form and substance satisfactory to the Agent, from counsel of the Borrowers and the General Partner, as to such matters as the Agent shall reasonably request.

         Section 10.6. Payment of Fees. The Borrowers shall have paid to the Agent the fees required to be paid as of the Closing Date pursuant to Section 4.2(b).

         Section 10.7. Performance; No Default. The Borrowers shall have performed and complied with all terms and conditions herein required to be performed or complied with by them on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

         Section 10.8. Representations and Warranties. The representations and warranties made by the Borrowers in the Loan Documents or otherwise made by or on behalf of the Borrowers, the General Partner or any Subsidiaries thereof in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date.

         Section 10.9. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent's Special Counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as the Agent and the Agent's Special Counsel may reasonably require.

         Section 10.10. Compliance Certificate. A Compliance Certificate dated as of the date of the Closing Date demonstrating compliance with each of the covenants calculated therein as of the most recent fiscal quarter end for which the Borrowers have provided financial statements under Section 6.4 adjusted in the best good faith estimate of the Borrowers dated as of the date of the Closing Date shall have been delivered to the Agent.

         Section 10.11. Partner Consents. The Agent shall have received evidence satisfactory to the Agent that all necessary partner consents required in connection with the consummation of the transactions contemplated by this Agreement and the other Loan Documents have been obtained.

         Section 10.12. Escrowed Security Documents. The Escrowed Security Documents for each parcel of the Unencumbered Operating Properties as of the Closing Date shall have been delivered to the Agent at the Borrowers' expense.

         Section 10.13. Other. The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent's Special Counsel may reasonably have requested.

         Section 11. CONDITIONS TO ALL BORROWINGS.

         The obligations of the Banks to make any Loan, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

         Section 11.1. Prior Conditions Satisfied. All conditions set forth in
Section 10 shall continue to be satisfied as of the date upon which any Loan is to be made.

         Section 11.2. Representations True; No Default. Each of the representations and warranties made by or on behalf of the Borrowers, the General Partner or the Guarantors contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

         Section 11.3. No Legal Impediment. There shall be no law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan.

         Section 11.4. Governmental Regulation. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         Section 11.5. Proceedings and Documents. All proceedings in connection with the Loan shall be satisfactory in substance and in form to the Agent, and the Agent shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

         Section 11.6. Borrowing Documents. In the case of any request for a Loan, the Agent shall have received a copy of the request for a Loan required by Section 2.6 in the form of Exhibit H hereto, fully completed.

         Section 12. EVENTS OF DEFAULT; ACCELERATION; ETC.

         Section 12.1. Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                       (a) the Borrowers shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                       (b) the Borrowers shall fail to pay any interest on the Loans or any other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                       (c) the Borrowers shall fail to comply with any covenant contained in Section 5.2, Section 7.14 or Section 7.15;

                       (d) the Borrowers shall fail to comply with any covenant contained in Section 9, and such failure shall continue for 30 days after written notice thereof shall have been given to the Borrowers by the Agent;

                       (e) any of the Borrowers, the General Partner, the Guarantors or any of their respective Subsidiaries shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified above in this Section 12);

                       (f) any representation or warranty made by or on behalf of the Borrowers, the General Partner, the Guarantors or any of their respective Subsidiaries in this Agreement or any other Loan Document, or in any Property Certificate, report, certificate, financial statement, request for a Loan, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                       (g) any of the Borrowers, the General Partner, the Guarantors or any of their respective Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or other Indebtedness, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any such borrowed money or credit received or other Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

                       (h) any of the Borrowers, the General Partner, the Guarantors or any of their respective Subsidiaries, (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any such Person or of any substantial part of the assets of any thereof, (ii) shall commence any case or other proceeding relating to any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (iii) shall take any action to authorize or in furtherance of any of the foregoing;

                       (i) a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of any of the Borrowers, the General Partner, the Guarantors or any of their respective Subsidiaries or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and any such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within 60 days following the filing or commencement thereof;

                       (j) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any of the Borrowers, the General Partner, the Guarantors or any of their respective Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person, in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                       (k) there shall remain in force, undischarged, unsatisfied and unstayed, for more than 60 days, whether or not consecutive, any uninsured final judgment against any of the Borrowers, the General Partner, the Guarantors or any of their respective Subsidiaries that, with other outstanding uninsured final judgments, undischarged, against such Persons exceeds in the aggregate $1,000,000.00;

                       (l) if any of the Loan Documents or the Escrowed Security Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents or the Escrowed Security Documents shall be commenced by or on behalf of any of the Borrowers, the General Partner, the Guarantors or any of their respective holders of Voting Interests, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents or the Escrowed Security Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                       (m) any dissolution, termination, partial or complete liquidation, merger or consolidation of any of the Borrowers, the General Partner or the Guarantors or any sale, transfer or other disposition of the assets of any of the Borrowers, the General Partner or the Guarantors other than as permitted under the terms of this Agreement or the other Loan Documents;

                       (n) any suit or proceeding shall be filed against any of the Borrowers, the General Partner or the Guarantors or any of their respective assets which in the good faith business judgment of the Majority Banks after giving consideration to the likelihood of success of such suit or proceeding and the availability of insurance to cover any judgment with respect thereto and based on the information available to them, if adversely determined, would have a materially adverse affect on the ability of the Borrowers or a Guarantor to perform each and every one of their respective obligations under and by virtue of the Loan Documents;

                      (o) any of the Borrowers, the General Partner or the Guarantors shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of such Person;

                       (p) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of any of the Borrowers, the General Partner, the Guarantors or any of their Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the

United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

                       (q) any of the Guarantors denies that such Guarantor has any liability or obligation under the Guaranty or any other Loan Document, or shall notify the Agent or any of the Banks of such Guarantor's intention to attempt to cancel or terminate the Guaranty or any other Loan Document, or shall fail to observe or comply with any term, covenant, condition or agreement under the Guaranty or any other Loan Document;

                       (r) Marshall B. Edwards, Mark S. Dillinger and the members of the board of directors of Walden that are also officers of Walden shall in the aggregate own directly or indirectly less than five percent (5.0%) of the issued and outstanding shares of the capital stock of Walden;

                       (s) Marshall B. Edwards shall cease to be the President of, or Mark S. Dillinger shall cease to be the Chief Financial Officer of, Walden, and a competent and experienced successor for such Person shall not be approved by the Majority Banks within six (6) months of such event, such approval not to be unreasonably withheld; or

                       (t) any Event of Default as defined in any of the other Loan Documents, shall occur;

then, and in any such event, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrowers declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that in the event of any Event of Default specified in Section 12.1(h), Section 12.1(i) or Section 12.1(j), all such amounts shall become immediately due and payable automatically and without any requirement of notice from any of the Banks or the Agent. The Borrowers and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Banks pursuant to this Agreement and the other Loan Documents.

         Section 12.1A. Limitation of Cure Periods.

                        (a) Notwithstanding anything contained in Section 12.1 to the contrary, (i) no Event of Default shall exist hereunder upon the occurrence of any failure described in Section 12.1(a) or Section 12.1(b) in the event that the Borrowers cure such default within five (5) days following receipt of written notice of such default, provided, however, that Borrowers shall not be entitled to receive more than two (2) notices in the aggregate pursuant to this clause (i) in any period of 365 days ending on the date of any such occurrence of default, and provided further that no such cure period shall apply to any payments due upon the maturity of the Notes, and (ii) no Event of Default shall exist hereunder upon the occurrence of any failure described in
Section 12.1(e) in the event that the Borrowers cure such default within thirty
(30) days following receipt of written notice of such default, provided that the provisions of this clause (ii) shall not pertain to any default consisting of a failure to comply with Section 7.4(e), or to any default excluded from any provision of cure of defaults contained in any other of the Loan Documents.

                       (b) Notwithstanding the provisions of subsections (d) and (e) of Section 12.1, the cure periods provided therein shall not be allowed and the occurrence of a Default thereunder immediately shall constitute an Event of Default for all purposes of this Agreement and the other Loan Documents if, within the period of twelve months immediately preceding the occurrence of such Default, there shall have occurred two periods of cure or portions thereof under any one or more than one of said subsections.

         Section 12.2. Termination of Commitments. If any one or more Events of Default specified in Section 12.1(h), Section 12.1(i) or Section 12.1(j) shall occur, then immediately and without any action on the part of the Agent or any Bank any unused portion of the credit hereunder shall terminate and the Banks shall be relieved of all obligations to make Loans to the Borrowers. If any other Event of Default shall have occurred, the Agent, upon the election of the Majority Banks, may by notice to the Borrowers terminate the obligation to make Loans to the Borrowers. No termination under this Section 12.2 shall relieve the Borrowers of their obligations to the Banks arising under this Agreement or the other Loan Documents.

         Section 12.3. Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 12.1, the Agent on behalf of the Banks, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce their rights and remedies under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including to the full extent permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right. No remedy herein conferred upon the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrowers shall pay all costs of collection including, but not limited to, reasonable attorney's fees not to exceed fifteen percent (15%) of such portion of the Obligations.

         Section 12.4. Distribution of Proceeds. In the event that, following the occurrence or during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the assets of the Borrowers or any other Person liable with respect to the Obligations (including, without limitation, any Collateral), such monies shall be distributed for application as follows:

                     (a) First, to the payment of, or (as the case may be) the reimbursement of, the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent to protect or preserve any collateral or in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Agreement or any of the other Loan Documents or in respect of any collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

                     (b) Second, to all other Obligations in such order or preference as the Majority Banks shall determine; provided, however, that (i) Swing Loans shall be repaid first, (ii) distributions in respect of such other Obligations shall be made pari passu among Obligations with respect to the Agent's fee payable pursuant to Section 4.3 and all other Obligations, (iii) in the event that any Bank shall have wrongfully failed or refused to make an advance under Section 2.7 and such failure or refusal shall be continuing, advances made by other Banks during the pendency of such failure or refusal shall be entitled to be repaid as to principal and accrued interest in priority to the other Obligations described in this subsection (b), and (iv) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses (but excluding Swing Loans), shall be made among the Banks pro rata; and provided, further that the Majority Banks may in their discretion make proper allowance to take into account any Obligations not then due and payable; and

                     (c) Third, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

         Section 13. SETOFF.

         Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from any of the Banks to the Borrowers or the Guarantors and any securities or other property of the Borrowers or the Guarantors in the possession of such Bank may be applied to or set off against the payment of Obligations of such Person and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of such Person to such Bank. Each of the Banks agrees with each other Bank that if such Bank shall receive from any of the Borrowers or the Guarantors, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank (but excluding the Swing Loan Note) any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

         Section 14. THE AGENT.

         Section 14.1. Authorization. The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The obligations of Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement, the Escrowed Security Documents or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank or to create an agency or fiduciary relationship. The Borrowers and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Banks pursuant to this Agreement and the other Loan Documents.

         Section 14.2. Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

         Section 14.3. No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable to any of the Banks for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

         Section 14.4. No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, the Escrowed Security Documents, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein, in the Escrowed Security Documents or any agreement, instrument or certificate delivered in connection therewith or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrowers or the Guarantors or any of their respective Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein, in the Escrowed Security Documents or any agreement, instrument or certificate delivered in connection therewith or in any other of the Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrowers or the Guarantors or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the creditworthiness or financial condition of the Borrowers, their respective partners, the Guarantors or any of their respective Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents.

         Section 14.5. Payments.

                       (a) A payment by the Borrowers or the Guarantors to the Agent hereunder or under any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees to distribute to each Bank not later than one Business Day after the Agent's receipt of good funds, determined in accordance with the Agent's customary practices, such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

                       (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                       (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan or (ii) to comply with the provisions of Section 13 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrowers and the Guarantors, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks or as a result of other payments by the Delinquent Banks to the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         Section 14.6. Holders of Notes. Subject to the terms of Article 18, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         Section 14.7. Indemnity. The Banks ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrowers as required by Section 15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, the Escrowed Security Documents, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

         Section 14.8. Agent as Bank. In its individual capacity, BKB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

         Section 14.9. Resignation. The Agent may resign at any time by giving 60 days' prior written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Majority Banks shall have the right to appoint as a successor Agent any Bank or any other bank whose senior debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's corporation and which has a net worth of not less than $500,000,000. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrowers. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be any Bank or a bank whose debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's Corporation and which has a net worth of not less than $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder as Agent. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. Upon any change in the Agent under this Agreement, the resigning Agent shall execute such assignments of and amendments to the Loan Documents or the Escrowed Security Documents, as applicable, as may be necessary to substitute the successor Agent for the resigning Agent.

         Section 14.10. Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Banks and (b) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to exercise all or any legal and equitable and other rights or remedies as it may have. The Majority Banks may direct the Agent in writing as to the method and the extent of any such exercise, the Banks hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

         Section 15. EXPENSES.

         The Borrowers agree to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's gross or net income except that the Agent and the Banks shall be entitled to indemnification for any and all amounts paid by them in respect of taxes based on income or other taxes assessed by any State in which any property encumbered by the Escrowed Security Documents or the Security Documents (as applicable) is located, such indemnification to be limited to taxes due solely on account of the granting of Collateral under the Escrowed Security Documents or the Security Documents, as applicable, and to be net of any credit allowed to the indemnified party from any other State on account of the payment or incurrence of such tax by such indemnified party), including any recording, mortgage, documentary or intangibles taxes in connection with the Escrowed Security Documents and the other Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any such taxes payable by the Agent or any of the Banks after the Closing Date (the Borrowers hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) all reasonable internal charges of the Agent (determined in good faith and in accordance with the Agent's internal policies applicable generally to its customers) for commercial finance exams and engineering and environmental reviews and the reasonable fees, expenses and disbursements of the counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein (excluding, however, the preparation of agreements evidencing participations granted under Section 18.4), each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the reasonable fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, and the making of each advance hereunder, (e) in the event the Escrowed Security Documents are recorded, all title insurance premiums and recording costs, (f) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent and the fees and costs of appraisers, engineers, investment bankers or other experts retained by any Bank or the Agent) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrowers, the General Partner or the Guarantors or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or any of the Bank's relationship with the Borrowers, the General Partner or the Guarantors, (g) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with UCC searches, UCC filings, title rundowns or title searches, and (h) all reasonable fees, costs and expenses (including reasonable attorney's fees and costs) of BKB in connection with the syndication of interests in the Loans. The covenants of this Section 15 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

         Section 16. INDEMNIFICATION.

         The Borrowers agree to indemnify and hold harmless the Agent and the Banks and each director, officer, employee, agent and Person who controls the Agent or any Bank from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any leasing fees and any brokerage, finders or similar fees asserted against any Person indemnified under this Section 16 based upon any agreement, arrangement or action made or taken, or alleged to have been made or taken, by the Borrowers, the General Partner, the Guarantors or any of their respective Subsidiaries, (b) any condition of the Real Estate, (c) any actual or proposed use by the Borrowers of the proceeds of any of the Loans, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrowers, the General Partner, the Guarantors or any of their respective Subsidiaries, (e) the Borrowers and the Guarantors entering into or performing this Agreement or any of the other Loan Documents, (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Real Estate, or (g) with respect to the Borrowers, the General Partner, the Guarantors and their respective Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that the Borrowers shall not be obligated under this Section 16 to indemnify any Person for liabilities arising from such Person's own gross negligence or willful misconduct. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select a single law firm as their own counsel and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrowers under this Section 16 are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this Section 16 shall survive the repayment of the Loans and the termination of the obligations of the Banks hereunder.

         Section 17. SURVIVAL OF COVENANTS, ETC.

         All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrowers, the General Partner, the Guarantors or any of their respective Subsidiaries pursuant hereto or thereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans. The indemnification obligations of the Borrowers provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Banks hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrowers, the General Partner, the Guarantors or any of their respective Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder.

         Section 18. ASSIGNMENT AND PARTICIPATION.

         Section 18.1. Conditions to Assignment by Banks. Except as provided herein, each Bank may assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by it); provided that (a) the Agent shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed (provided that such consent shall not be required for any assignment to another Bank, to a bank which is under common control with the assigning Bank or to a wholly-owned Subsidiary of such Bank provided that such assignee shall remain a wholly-owned Subsidiary of such Bank), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), a notice of such assignment, together with any Notes subject to such assignment, (d) in no event shall any voting, consent or approval rights of a Bank be assigned to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, the Borrowers, the General Partner or the Guarantors which rights shall instead be allocated pro rata among the other remaining Banks, (e) such assignee shall have a net worth as of the date of such assignment of not less than $500,000,000, and (f) such assignee shall acquire an interest in the Loans of not less than $10,000,000. Upon such execution, delivery, acceptance and recording, of such notice of assignment, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Banks and, to the extent provided in such assignment, have the rights and obligations of a Bank hereunder, (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in
Section 18.2, be released from its obligations under this Agreement, and (iii) the Agent may unilaterally amend Schedule 1 to reflect such assignment. In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Bank as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrowers, the General Partner and the Guarantors.

         Section 18.2. Register. The Agent shall maintain a copy of each assignment delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentages of, and principal amount of the Loans owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $2,000.

         Section 18.3. New Notes. Upon its receipt of an assignment executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrowers and the Banks (other than the assigning Bank). Within five Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee pursuant to such assignment and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder, and shall cause the Guarantors to deliver to the Agent an acknowledgment in form and substance satisfactory to the Agent to the effect that the Guaranty extends to and is applicable to each new Note. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrowers.

         Section 18.4. Participations. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents; provided that
(a) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrowers, (b) such sale and participation shall not entitle such participant to any rights or privileges under this Agreement or the Loan Documents (including, without limitation, the right to approve waivers, amendments or modifications), (c) such participant shall have no direct rights against the Borrowers or the Guarantors except the rights granted to the Banks pursuant to Section 13, (d) such sale is effected in accordance with all applicable laws, and (e) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, the Borrowers, the General Partner or the Guarantors. Any Bank which sells a participation shall promptly notify the Agent of such sale and the identity of the purchaser of such interest.

         Section 18.5. Pledge by Bank. Any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

         Section 18.6. No Assignment by Borrowers. Neither Borrower shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

         Section 18.7. Disclosure. The Borrowers agree that in addition to disclosures made in accordance with standard banking practices any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.

         Section 19.  NOTICES.

         Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this Section 19 referred to as "Notice"), must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telegraph, telecopy, telefax or telex, and addressed as follows:

         If to the Agent or any Bank, at the address set forth on the signature page for the Agent or such Bank; and

         If to WDOP:

                           Walden/Drever Operating Partnership, L.P.
                           5080 Spectrum Drive
                           Suite 1000 East
                           Addison, Texas 75001
                           Attn: Mark S. Dillinger
                           Facsimile: 972/490-2636

         With a copy to:

                           Robin K. Minick, Esq.
                           Walden/Drever Operating Partnership, L.P.
                           5080 Spectrum Drive
                           Suite 1000 East
                           Addison, Texas 75001

         If to Walden:

                           Walden Residential Properties, Inc.
                           5080 Spectrum Drive
                           Suite 1000 East
                           Addison, Texas 75248
                           Attn: Mark S. Dillinger
                           Facsimile: 972/490-2636

         With a copy to:

                           Robin K. Minick, Esq.
                           Walden Residential Properties, Inc.
                           5080 Spectrum Drive
                           Suite 1000 East
                           Addison, Texas 75248

and to each other Bank which may hereafter become a party to this Agreement at such address as may be designated by such Bank. Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, a Borrower, a Bank or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

         Section 20. RELATIONSHIP.

         The relationship between each Bank and each Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

         Section 21. GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.

         THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWERS AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS

AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 19. THE BORROWERS HEREBY WAIVE ANY OBJECTION THAT EITHER OF THEM MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         Section 22. HEADINGS.

         The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

         Section 23. COUNTERPARTS.

         This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

         Section 24. ENTIRE AGREEMENT, ETC.

         The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 27.

         Section 25. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.

         EACH OF THE BORROWERS, THE AGENT AND THE BANKS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE BORROWERS HEREBY WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWERS (A) CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR THE

AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGE THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 25. BORROWERS ACKNOWLEDGE THAT EACH OF THEM HAS HAD AN OPPORTUNITY TO REVIEW THIS SECTION 25 WITH ITS LEGAL COUNSEL AND THAT EACH BORROWER AGREES TO THE FOREGOING AS ITS FREE, KNOWING AND VOLUNTARY ACT.

         Section 26. DEALINGS WITH THE BORROWERS.

         The Banks and their affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with either Borrower, the Guarantors, their respective Subsidiaries or any of their affiliates regardless of the capacity of the Bank hereunder.

         Section 27. CONSENTS, AMENDMENTS, WAIVERS, ETC.

         Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrowers of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Banks. Notwithstanding the foregoing, none of the following may occur without the written consent of each Bank: a change in the rate of interest on and the term of the Notes; a change in the amount of the Commitments of the Banks; a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon or fee payable under the Loan Documents; a change in the amount of any fee payable to a Bank hereunder; the postponement of any date fixed for any payment of principal of or interest on the Loan; an extension of the Maturity Date; a change in the manner of distribution of any payments to the Banks or the Agent; the release of a Borrower or a Guarantor or any Collateral except as otherwise provided herein; an amendment of the definition of Majority Banks or of any requirement for consent by all of the Banks; any modification to require a Bank to fund a pro rata share of a request for an advance of the Loan made by the Borrowers other than based on its Commitment Percentage; an amendment to Section 9.1; an amendment to this Section 27; an amendment of the definition of Majority Banks; or an amendment of any provision of this Agreement or the Loan Documents which requires the approval of all of the Banks or the Majority Banks to require a lesser number of Banks to approve such action. The amount of the Agent's fee payable for the Agent's account and the provisions of Section 14 may not be amended without the written consent of the Agent. There shall be no amendment, modification or waiver of any provision in the Loan Documents with respect to Swing Loans without the consent of the Swing Loan Bank. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

         Section 28. SEVERABILITY.

         The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

         Section 29. TIME OF THE ESSENCE.

         Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrowers under this Agreement and the other Loan Documents.

         Section 30. NO UNWRITTEN AGREEMENTS.

         THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 31. REPLACEMENT OF NOTES.

         Upon receipt of evidence reasonably satisfactory to the Borrowers of the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Borrowers or, in the case of any such mutilation, upon surrender and cancellation of the applicable Note, the Borrowers will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the applicable Note and dated as of the date of the applicable Note and upon such execution and delivery all references in the Loan Documents to such Note shall be deemed to refer to such replacement Note.

         Section 32. JOINT AND SEVERAL LIABILITY.

         Each of the Borrowers covenants and agrees that each and every covenant and obligation of any Borrower hereunder and under the other Loan Documents shall be the joint and several obligations of each Borrower.

         Section 33. ADDITIONAL AGREEMENTS CONCERNING OBLIGATIONS OF BORROWERS.

         Section 33.1. Waiver of Automatic or Supplemental Stay. Each of the Borrowers represent, warrant and covenant to the Banks and Agent that in the event of the filing of any voluntary or involuntary petition in bankruptcy by or against the other of the Borrowers at any time following the execution and delivery of this Agreement, neither of the Borrowers shall seek a supplemental stay or any other relief, whether injunctive or otherwise, pursuant to Section 105 of the Bankruptcy Code or any other provision of the Bankruptcy Code, to stay, interdict, condition, reduce or inhibit the ability of the Banks or Agent to enforce any rights it has by virtue of this Agreement, the Loan Documents, or at law or in equity, or any other rights the Banks or Agent has, whether now or hereafter acquired, against the other Borrower or against any property owned by such other Borrower.

         Section 33.2. Waiver of Defenses. Each of the Borrowers hereby waives and agrees not to assert or take advantage of any defense based upon:

                       (a) any statute of limitations and any action hereunder or for the collection of the Notes or for the payment and performance of any of the Obligations;

                       (b) any incapacity, lack of authority, death or disability of the other Borrower, any Guarantor or any other Person;

                       (c) any failure of the Banks or Agent to commence an action against the other Borrower, any Guarantor or any other Person or to file or enforce a claim against the estate (either in administration, bankruptcy, or any other proceeding) of the other Borrower, any Guarantor or any other Person, whether or not demand is made upon the Banks or Agent to file or enforce such claim;

                       (d) any failure of the Banks or Agent to give notice of the existence, creation or incurring of any new or additional indebtedness or other obligation or of any action or nonaction on the part of any other Person in connection with the Loan Documents, including the waiver of any conditions to the making of any advance of proceeds of any Loan;

                       (e) any failure on the part of the Banks or Agent to ascertain the extent or nature of any assets of any Person or any insurance or other rights with respect thereto, or the liability of any party liable for the Loan Documents or the obligations evidenced or secured thereby, or any failure on the part of the Banks or Agent to disclose to the Borrowers any facts any of them may now or hereafter know regarding the Borrowers, any Guarantors, their respective assets, or such other parties, whether such facts materially increase the risks to Borrowers or not;

                       (f) except as specifically required in the Loan Documents, any notice of intention to accelerate any of the Obligations or any notice of acceleration of the Obligations;

                  (g) any lack of acceptance or notice of acceptance of this Agreement by Banks or Agent;

                  (h) any lack of presentment, demand, protest, or notice of dishonor, demand, protest or nonpayment with respect to any indebtedness or obligations under any of the Loan Documents;

                  (i) any lack of notice of disposition or of manner of disposition of any assets of any Person;

                  (j) except as specifically required in the Loan Documents, any lack of other notices to which the Borrowers, or either of them, might otherwise be entitled;

                  (k) failure to properly record any document or any other lack of due diligence by the Banks or Agent in creating or perfecting a security interest in or collection, protection or realization upon any assets of any Person or in obtaining reimbursement or performance from any person or entity now or hereafter liable for the Loan Documents or any obligation secured thereby;

                  (l) any invalidity or irregularity, in whole or in part, of any one or more of the Loan Documents;

                  (m) the inaccuracy of any representation or other provision contained in any Loan Document;

                  (n) any sale or assignment of the Loan Documents, in whole or in part;

                  (o) any sale or assignment by any of the Borrowers or any Guarantor of any assets of such Person, or any portion thereof, whether or not consented to by the Banks or Agent;

                  (p) any lack of commercial reasonableness in dealing with any of the assets of a Person now or hereafter owned by the other of the Borrowers or any Guarantor;

                  (q) the dissolution or termination of existence of either Borrower, any Guarantor or any other Person;

                  (r) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of either Borrower or any Guarantor;

                  (s) the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting, any Borrower, any Guarantor or any of such Person's properties or assets;

                  (t) the damage, destruction, condemnation, foreclosure or surrender of all or any part of the Real Estate or any of the improvements located thereon;

                  (u) any failure or delay of Agent or the Banks to commence an action against Borrowers or any Guarantor, to assert or enforce any remedies against Borrowers or any Guarantor under the Note or the Loan Documents, or to realize upon any security;

                  (v) the invalidity or unenforceability of the Note or any of the Loan Documents;

                  (w) the compromise, settlement, release or termination of any or all of the obligations of a Borrower or any Guarantor under the Note or the Loan Documents; or

                  (x) to the fullest extent permitted by law, any other legal, equitable or surety defenses whatsoever to which a Borrower might otherwise be entitled

         Section 33.3. Waiver. Each of the Borrowers waives, to the fullest extent that each may lawfully so do, the benefit of all appraisement, valuation, stay, extension, homestead, exemption and redemption laws which such Person may claim or seek to take advantage of in order to prevent or hinder the enforcement of any of the Loan Documents or the exercise by Banks or Agent of any of their respective remedies under the Loan Documents and, to the fullest extent that the Borrowers may lawfully so do, such Person waives any and all right to have the assets of such Person marshaled upon any exercise of remedies hereunder. Each of the Borrowers further agrees that the Banks and Agent shall be entitled to exercise their respective rights and remedies under the Loan Documents or at law or in equity in such order as they may elect. Without limiting the foregoing, each of the Borrowers further agrees that upon the occurrence of an Event of Default, the Banks and Agent may exercise any of such rights and remedies without notice to either of the Borrowers except as required by law or the Loan Documents and agrees that neither the Banks nor Agent shall be required to proceed against the other of the Borrowers, any Guarantor or any other Person or to proceed against or to exhaust any other security held by the Banks or Agent at any time or to pursue any other remedy in Bank's or Agent's power or under any of the Loan Documents before proceeding against a Borrower or its assets under the Loan Documents.

         Section 33.4. Subordination. Each of the Borrowers hereby expressly waives any right of contribution from or indemnity against the other, whether at law or in equity, arising from any payments made by such Person pursuant to the terms of this Agreement or the Loan Documents, and each of the Borrowers acknowledges that it has no right whatsoever to proceed against the other for reimbursement of any such payments. In connection with the foregoing, each of the Borrowers expressly waives any and all rights of subrogation to the Banks or Agent against the other of the Borrowers, and each of the Borrowers hereby waives any rights to enforce any remedy which the Banks or Agent may have against the other of the Borrowers and any rights to participate in any collateral or any other assets of the other Borrower. In addition to and without in any way limiting the foregoing, each of the Borrowers hereby subordinates any and all indebtedness it may now or hereafter owe to such other Borrower to all indebtedness of the

Borrowers to the Banks and Agent, and agrees with the Banks and Agent that neither of the Borrowers shall claim any offset or other reduction of such Borrower's obligations hereunder because of any such indebtedness and shall not take any action to obtain any collateral or any other assets of the other Borrower.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

                                BANKBOSTON, N.A., individually and as Agent


                                By:
                                   --------------------------------------------
                                   Jeffrey L. Warwick, Director

BankBoston, N.A.
100 Federal Street
Boston, Massachusetts 02110
Attn: Real Estate Division

With a copy to:

BankBoston, N.A.
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attn: Elizabeth A. Keady
Facsimile: 770/390-8434

                                     BANK OF MONTREAL, CHICAGO BRANCH


                                     By:
                                        ---------------------------------------
                                        Title:

Bank of Montreal, Chicago Branch
Real Estate Division
115 South LaSalle Street
Chicago, Illinois 60603
Attn: Tom Batterham
Facsimile: 312/750-4352

                                     DRESDNER BANK AG NEW YORK AND
                                     GRAND CAYMAN BRANCHES


                                     By:
                                        ---------------------------------------
                                        Title:


                                     By:
                                        ---------------------------------------
                                        Title:

Dresdner Bank AG New York
and Grand Cayman Branches
75 Wall Street
New York, New York 10005
Attn: Johannes Boeckmann
Facsimile: 212/429-2129

                                     KEYBANK NATIONAL ASSOCIATION


                                     By:
                                        ---------------------------------------
                                        Title:

KeyBank National Association
Commercial Real Estate Division
Sixth Floor
127 Public Square
Cleveland, Ohio 44114-1306
Attn: Dan Heberle
Facsimile: 216/689-4997

                                     FIRST UNION NATIONAL BANK


                                     By:
                                        ---------------------------------------
                                        Title:

First Union National Bank
One First Union Center, DC-6
Charlotte, North Carolina 28288-0166
Attn: John A. Schissel
Facsimile: 704/383-6205

                                     WALDEN/DREVER OPERATING
                                     PARTNERSHIP, L.P., a Delaware limited
                                     partnership, by its sole general partner

                                     By: Walden Residential Properties, Inc., a
                                         Maryland corporation


                                         By:
                                            -----------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


                                                         [CORPORATE SEAL]



                                     WALDEN RESIDENTIAL PROPERTIES, INC., a
                                     Maryland corporation


                                         By:
                                            -----------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                                                         [CORPORATE SEAL]

                                     COMPASS BANK


                                     By:
                                        ---------------------------------------
                                        Title:


Compass Bank
8080 North Central Expressway
Dallas, Texas 75206
Attn: Christopher M. Rogers
Facsimile: 214/890-8668

                                   EXHIBIT A

                     FORM OF ASSIGNMENT OF LEASES AND RENTS

                                   EXHIBIT B

                   FORM OF ASSIGNMENT OF MANAGEMENT AGREEMENT

                                   EXHIBIT C

                          FORM OF INDEMNITY AGREEMENT

                                   EXHIBIT D

                          FORM OF PROPERTY CERTIFICATE

                                   EXHIBIT E

                             FORM OF SECURITY DEED

                                   EXHIBIT F

                                  FORM OF NOTE

$______________                                       As of December ___ , 1998


         FOR VALUE RECEIVED, the undersigned WALDEN/DREVER OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, and WALDEN RESIDENTIAL PROPERTIES, INC., a Maryland corporation, hereby jointly and severally promise to pay to ______________________________ or order, in accordance with the terms of that certain First Amended and Restated Revolving Credit Agreement dated as of December 18, 1998 (the "Credit Agreement"), as from time to time in effect, among the undersigned, BankBoston, N.A., for itself and as Agent, and such other Banks as may be from time to time named therein, to the extent not sooner paid, on or before the Maturity Date the principal sum of _____________________ __________________________________ DOLLARS ($______________), or such amount as may be advanced by the payee hereof under the Credit Agreement (but excluding Swing Loans made pursuant to Section Section 2.4A(a) through (c) of the Credit Agreement) with daily interest from the date hereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

         Payments hereunder shall be made to BankBoston, N.A., as Agent for the payee hereof, 100 Federal Street, Boston, Massachusetts 02110.

         This Note is one of one or more Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

         Notwithstanding anything in this Note to the contrary, all agreements between the Borrowers and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrowers. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the Borrowers and the Banks and the Agent.

         In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.

         This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to the conflict of laws rules of any jurisdiction).

         The undersigned makers and all guarantors and endorsers, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

         IN WITNESS WHEREOF the undersigned have by their duly authorized officer or partner executed this Note under seal as of the day and year first above written.

                                   WALDEN/DREVER OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, by its sole general partner

                                   By: Walden Residential Properties, Inc.,
                                   a Maryland corporation


                                   By:
                                      -----------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                                      [CORPORATE SEAL]


                                   WALDEN RESIDENTIAL PROPERTIES, INC.,
                                   a Maryland corporation

                                   By:
                                      -----------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------
                                                      [CORPORATE SEAL]

                                   EXHIBIT G


                            FORM OF SWING LOAN NOTE

$______________                                        As of December ____, 1998


         FOR VALUE RECEIVED, the undersigned WALDEN/DREVER OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, and WALDEN RESIDENTIAL PROPERTIES, INC., a Maryland corporation, hereby jointly and severally promise to pay to ______________________________ or order, in accordance with the terms of that certain First Amended and Restated Revolving Credit Agreement dated as of December 18, 1998 (the "Credit Agreement"), as from time to time in effect, among the undersigned, BankBoston, N.A., for itself and as Agent, and such other Banks as may be from time to time named therein, to the extent not sooner paid, on or before the Maturity Date the principal sum of _____________________ _______________________________________________ DOLLARS (____________________),
or such amount as may be advanced by the payee hereof under the Credit Agreement as Swing Loans with daily interest from the date hereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

         Payments hereunder shall be made to BankBoston, N.A., as Agent for the payee hereof, 100 Federal Street, Boston, Massachusetts 02110.

         This Note is one of one or more Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

         Notwithstanding anything in this Note to the contrary, all agreements between the Borrowers and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrowers. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the Borrowers and the Banks and the Agent.

         In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.

         This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to the conflict of laws rules of any jurisdiction).

         The undersigned makers and all guarantors and endorsers, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

         IN WITNESS WHEREOF the undersigned have by their duly authorized officer or partner executed this Note under seal as of the day and year first above written.

                                   WALDEN/DREVER OPERATING
                                   PARTNERSHIP, L.P., a Delaware limited
                                   partnership, by its sole general partner

                                   By: Walden Residential Properties, Inc.,  a
                                       Maryland corporation


                                   By:
                                      -----------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------
                                                      [CORPORATE SEAL]


                                   WALDEN RESIDENTIAL PROPERTIES, INC.,
                                   a Maryland corporation


                                   By:
                                      -----------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------
                                                      [CORPORATE SEAL]

                                   EXHIBIT H

                            FORM OF REQUEST FOR LOAN


BankBoston, N.A., as Agent
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attn:  Elizabeth A. Keady

Ladies and Gentlemen:

         Pursuant to the provisions of Section 2.6 of the First Amended and Restated Revolving Credit Agreement dated as of December 18, 1998, as from time to time in effect (the "Credit Agreement"), among Walden Residential Properties, Inc. and Walden/Drever Operating Partnership, L.P. (the "Borrowers"), BankBoston, N.A., for itself and as Agent and the other Banks from time to time party thereto, the Borrowers hereby request and certify as follows:

         1. Loan. The Borrowers hereby request a [Loan under Section 2.1] [Swing Loan under Section 2.4A] of the Credit Agreement [strike inapplicable language]:

                  Principal Amount: $

                  LIBOR or Base Rate:

                  Drawdown Date:                , 19

                  Interest Period:

by credit to the general account of the Borrowers with the Agent at the Agent's Head Office.

         [IF THE REQUESTED LOAN IS A SWING LOAN AND THE BORROWERS DESIRE FOR SUCH LOAN TO BE A LIBOR RATE LOAN FOLLOWING ITS CONVERSION AS PROVIDED IN
SECTION 2.4A(d), SPECIFY THE INTEREST PERIOD FOLLOWING CONVERSION:____________]

         2. Use of Proceeds. Such Loan shall be used for the following purposes permitted by Section 7.11 of the Credit Agreement:

                                   [Describe]

         3. No Default. The undersigned chief financial or chief accounting officer of Walden, for Walden and as the sole general partner of WDOP, certify that Borrowers are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of the Loan requested hereby.

         4. Representations True. Each of the representations and warranties made by or on behalf of the Borrowers, the General Partner, the Guarantors and their respective Subsidiaries contained in the Credit Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true as of the date as of which it was made and shall also be true at and as of the Drawdown Date for the Loan requested hereby, with the same effect as if made at and as of such Drawdown Date (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default has occurred and is continuing.

         5. Other Conditions. All other conditions to the making of the Loan requested hereby set forth in Section 11 of the Credit Agreement have been satisfied.

         6. Drawdown Date. Except to the extent, if any, specified by notice actually received by the Agent prior to the Drawdown Date specified above, the foregoing representations and warranties shall be deemed to have been made by the Borrowers on and as of such Drawdown Date.

         7. Definitions. Terms defined in the Credit Agreement are used herein with the meanings so defined.

         IN WITNESS WHEREOF, we have hereunto set our hands this _____ day of _______________, 199___.

                                  WALDEN/DREVER OPERATING
                                  PARTNERSHIP, L.P.,
                                  a Delaware limited partnership,
                                  by its sole general partner

                                  By:  Walden Residential Properties, Inc.,
                                          a Maryland corporation


                                       By:
                                          -----------------------------------
                                          Chief Financial or Chief Accounting
                                          Officer


                                  WALDEN RESIDENTIAL PROPERTIES, INC.,
                                  a Maryland corporation


                                  By:
                                     ----------------------------------------
                                     Chief Financial or Chief Accounting Officer

                                   EXHIBIT I


                                    FORM OF
                             COMPLIANCE CERTIFICATE


BankBoston, N.A.,
for itself and as Agent
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attn: Elizabeth Keady

[INSERT NAMES AND ADDRESSES
     OF OTHER BANKS]

Ladies and Gentlemen:

         Reference is made to the First Amended and Restated Revolving Credit Agreement dated as of December 18, 1998 (the "Credit Agreement") by and among Walden Residential Properties, Inc. and Walden/Drever Operating Partnership, L.P. (the "Borrowers"), BankBoston, N.A., for itself and as Agent, and the other Banks from time to time party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

         Pursuant to the Credit Agreement, the Borrowers are furnishing to you herewith (or have most recently furnished to you) the financial statements of the Borrowers and their respective Subsidiaries for the fiscal period ended _______________ (the "Balance Sheet Date"). Such financial statements have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of Borrowers and the Subsidiaries covered thereby at the date thereof and the results of their operations for the periods covered thereby, subject in the case of interim statements only to normal year-end audit adjustments.

         This certificate is submitted in compliance with requirements of
Section 7.4(e), Section 7.5(d) and Section 10.10 of the Credit Agreement. If this certificate is provided under a provision other than Section 7.4(e), the calculations provided below are made using the financial statements of the Borrowers and their respective Subsidiaries as of the Balance Sheet Date adjusted in the best good-faith estimate of the Borrowers to give effect to the making of a Loan, extension of the Maturity Date, acquisition or disposition of property or other event that occasions the preparation of this certificate; and the nature of such event and the Borrowers' estimate of its effects are set forth in reasonable detail in an attachment hereto. The undersigned officer is the chief financial or chief accounting officer of Walden, for Walden and the sole general partner of WDOP.

         The undersigned officers have caused the provisions of the Credit Agreement to be reviewed and have no knowledge of any Default or Event of Default. (Note: If the signers do have knowledge of any Default or Event of Default, the form of certificate should be revised to specify the Default or Event of Default, the nature thereof and the actions taken, being taken or proposed to be taken by the Borrowers with respect thereto.)

         The Borrowers are providing the information set forth in the schedule attached hereto to demonstrate compliance as of the date hereof with the covenants described therein.

         IN WITNESS WHEREOF, we have hereunto set our hands this ___ day of ________________, 199__.

                                  WALDEN/DREVER OPERATING
                                  PARTNERSHIP, L.P.,
                                  a Delaware limited partnership,
                                  by its sole general partner

                                  By: Walden Residential Properties, Inc.,
                                         a Maryland corporation


                                      By:
                                         ---------------------------------------
                                         Chief Financial or Chief Accounting
                                         Officer


                                  WALDEN RESIDENTIAL PROPERTIES, INC.,
                                  a Maryland corporation


                                  By:
                                     -------------------------------------------
                                     Chief Financial or Chief Accounting Officer

                                   SCHEDULE 1


                             BANKS AND COMMITMENTS


Name and Address                                       Commitment                Commitment Percentage
----------------                                     --------------              ---------------------

BankBoston, N.A.                                     $ 32,500,000.00                    21.6667%
100 Federal Street
Boston, Massachusetts 02110
Attn: Real Estate Division

LIBOR Lending Office
      Same as above

Bank of Montreal, Chicago Branch                     $ 32,500,000.00                    21.6667%
Real Estate Division
115 South LaSalle Street
Chicago, Illinois 60603
Attn: Tom Batterham

LIBOR Lending office
      Same as above

Dresdner Bank AG New York                            $ 25,00,000.00                     16.6667%
and Grand Cayman Branches
75 Wall Street
New York, New York 10005
Attn: Johannes Boeckmann

LIBOR Lending Office
      Same as above

KeyBank National Association                         $ 25,000,000.00                    16.6667%
Commercial Real Estate Division
Sixth Floor
127 Public Square
Cleveland, Ohio 44114-1306
Attn: Laird Fairchild

LIBOR Lending Office
      Same as above

First Union National Bank                            $ 20,000,000.00                    13.3333%
One First Union Center, DC-6
Charlotte, North Carolina 28288-0166
Attn:  John A. Schissel

LIBOR Lending Office
         Same as above

Compass Bank                                         $ 15,000,000.00                      10.0%
8080 North Central Expressway
Dallas, Texas 75206
Attn: Christopher M. Rogers

LIBOR Lending Office
         Same as above                               ---------------
                                                     $150,000,000.00                    100.00%

------------------------

Percentages may not add up to 100% due to rounding.

                                   SCHEDULE 2

             EXAMPLE OF CALCULATION OF DEBT SERVICE COVERAGE AMOUNT

                                 SCHEDULE 6.17


                             ENVIRONMENTAL MATTERS




                                     NONE.

                                 SCHEDULE 6.18


                        SUBSIDIARIES OF WDOP AND WALDEN

                                 SCHEDULE 6.20


                              REAL ESTATE OWNED BY
                  BORROWERS AND THEIR RESPECTIVE SUBSIDIARIES

                                 SCHEDULE 6.22


              INDEBTEDNESS OF THE BORROWERS AND THEIR SUBSIDIARIES

                               TABLE OF CONTENTS

Section 1.  DEFINITIONS AND RULES OF INTERPRETATION............................................................  -1-
         Section 1.1.  Definitions.............................................................................  -1-
         Section 1.2.  Rules of Interpretation................................................................. -15-

Section 2.  THE REVOLVING CREDIT FACILITY...................................................................... -16-
         Section 2.1.  Commitment to Lend...................................................................... -16-
         Section 2.2.  Facility Fee............................................................................ -17-
         Section 2.3.  Reduction and Termination of Commitment................................................. -17-
         Section 2.4.  Notes................................................................................... -18-
         Section 2.4A  Swing Loan Commitments.................................................................. -18-
         Section 2.5.  Interest on Loans....................................................................... -20-
         Section 2.6.  Requests for Loans...................................................................... -21-
         Section 2.7.  Funds for Loans......................................................................... -22-

Section 3.  REPAYMENT OF THE LOANS............................................................................. -22-
         Section 3.1.  Stated Maturity......................................................................... -22-
         Section 3.2.  Mandatory Prepayments................................................................... -22-
         Section 3.3.  Optional Prepayments.................................................................... -23-
         Section 3.4.  Partial Prepayments..................................................................... -23-
         Section 3.5.  Effect of Prepayments................................................................... -23-
         Section 3.6.  Proceeds from Debt or Equity Offering................................................... -23-

Section 4.  CERTAIN GENERAL PROVISIONS......................................................................... -23-
         Section 4.1.  Conversion Options...................................................................... -23-
         Section 4.2.  Closing Fee............................................................................. -24-
         Section 4.3.  Agent's Fee............................................................................. -25-
         Section 4.4.  Funds for Payments...................................................................... -25-
         Section 4.5.  Computations............................................................................ -25-
         Section 4.6.  Inability to Determine LIBOR Rate....................................................... -26-
         Section 4.7.  Illegality.............................................................................. -26-
         Section 4.8.  Additional Interest..................................................................... -26-
         Section 4.9.  Additional Costs, Etc................................................................... -26-
         Section 4.10. Capital Adequacy........................................................................ -28-
         Section 4.11. Indemnity of Borrowers.................................................................. -28-
         Section 4.12. Interest on Overdue Amounts; Late Charge................................................ -28-
         Section 4.13. Certificate............................................................................. -28-
         Section 4.14. Limitation on Interest.................................................................. -29-

Section 5.  SECURITY........................................................................................... -29-
         Section 5.1.  Security................................................................................ -29-
         Section 5.2.  Escrowed Security Documents............................................................. -29-

Section 6.  REPRESENTATIONS AND WARRANTIES..................................................................... -32-
         Section 6.1.  Corporate Authority, Etc................................................................ -32-
         Section 6.2.  Governmental Approvals.................................................................. -34-
         Section 6.3.  Title to Properties; Leases............................................................. -34-
         Section 6.4.  Financial Statements.................................................................... -34-
         Section 6.5.  No Material Changes..................................................................... -34-
         Section 6.6.  Franchises, Patents, Copyrights, Etc.................................................... -34-
         Section 6.7.  Litigation.............................................................................. -35-
         Section 6.8.  No Materially Adverse Contracts, Etc.................................................... -35-
         Section 6.9.  Compliance with Other Instruments, Laws, Etc............................................ -35-
         Section 6.10. Tax Status.............................................................................. -35-
         Section 6.11. No Event of Default..................................................................... -36-
         Section 6.12. Holding Company and Investment Company Acts............................................. -36-
         Section 6.13. Absence of UCC Financing Statements, Etc................................................ -36-
         Section 6.14. Certain Transactions.................................................................... -36-
         Section 6.15. Employee Benefit Plans.................................................................. -36-
         Section 6.16. Regulations U and X..................................................................... -37-
         Section 6.17. Environmental Compliance................................................................ -37-
         Section 6.18. Subsidiaries............................................................................ -38-
         Section 6.19. Loan Documents and the Guarantors....................................................... -38-
         Section 6.20. Property................................................................................ -39-
         Section 6.21. Brokers................................................................................. -39-
         Section 6.22. Other Debt.............................................................................. -39-
         Section 6.23. Solvency................................................................................ -40-
         Section 6.24. Partners................................................................................ -40-
         Section 6.25. No Fraudulent Intent.................................................................... -40-
         Section 6.26. Transaction in best interests of Borrowers; Consideration............................... -40-
         Section 6.27. Year 2000 Compliant.  .................................................................. -40-

Section 7.  AFFIRMATIVE COVENANTS OF THE BORROWERS............................................................. -41-
         Section 7.1.  Punctual Payment........................................................................ -41-
         Section 7.2.  Maintenance of Office................................................................... -41-
         Section 7.3.  Records and Accounts.................................................................... -41-
         Section 7.4.  Financial Statements, Certificates and Information...................................... -41-
         Section 7.5.  Notices................................................................................. -44-
         Section 7.6.  Existence; Maintenance of Properties.................................................... -45-
         Section 7.7.  Insurance............................................................................... -46-
         Section 7.8.  Taxes................................................................................... -46-
         Section 7.9.  Inspection of Properties and Books...................................................... -46-
         Section 7.10. Compliance with Laws, Contracts, Licenses, and Permits.................................. -47-
         Section 7.11. Use of Proceeds......................................................................... -47-
         Section 7.12. Further Assurances...................................................................... -47-
         Section 7.13. Management; Business Operations......................................................... -47-
         Section 7.14. Unencumbered Operating Properties....................................................... -48-
         Section 7.15. Limiting Agreements..................................................................... -48-

         Section 7.16.  Ownership of Real Estate............................................................... -49-
         Section 7.17.  Distributions of Income to the Borrowers............................................... -49-
         Section 7.18.  More Restrictive Agreements............................................................ -49-

Section 8.  CERTAIN NEGATIVE COVENANTS OF THE BORROWERS........................................................ -50-
         Section 8.1.  Restrictions on Indebtedness............................................................ -50-
         Section 8.2.  Restrictions on Liens, Etc.............................................................. -51-
         Section 8.3.  Restrictions on Investments............................................................. -52-
         Section 8.4.  Merger, Consolidation................................................................... -54-
         Section 8.5.  Sale and Leaseback...................................................................... -54-
         Section 8.6.  Compliance with Environmental Laws...................................................... -54-
         Section 8.7.  Distributions........................................................................... -55-
         Section 8.8.  Asset Sales............................................................................. -56-
         Section 8.9.  Development Activity.................................................................... -56-
         Section 8.10. Restriction on Prepayment of Indebtedness............................................... -56-
         Section 8.11. Bankruptcy Remote Subsidiaries.......................................................... -56-
         Section 8.12. Restrictions on Transfer................................................................ -57-

Section 9.  FINANCIAL COVENANTS OF THE BORROWERS............................................................... -57-
         Section 9.1.  Borrowing Base Covenant of the Borrowers................................................ -57-
         Section 9.2.  Covenants of Walden..................................................................... -57-

Section 10.  CLOSING CONDITIONS................................................................................ -58-
         Section 10.1.  Loan Documents......................................................................... -58-
         Section 10.2.  Certified Copies of Organizational Documents........................................... -58-
         Section 10.3.  Bylaws; Resolutions.................................................................... -58-
         Section 10.4.  Incumbency Certificate; Authorized Signers............................................. -59-
         Section 10.5.  Opinion of Counsel..................................................................... -59-
         Section 10.6.  Payment of Fees........................................................................ -59-
         Section 10.7.  Performance; No Default................................................................ -59-
         Section 10.8.  Representations and Warranties......................................................... -59-
         Section 10.9.  Proceedings and Documents.............................................................. -59-
         Section 10.10. Compliance Certificate................................................................. -59-
         Section 10.11. Partner Consents....................................................................... -60-
         Section 10.12. Escrowed Security Documents............................................................ -60-
         Section 10.13. Other.................................................................................. -60-

Section 11. CONDITIONS TO ALL BORROWINGS....................................................................... -60-
         Section 11.1.  Prior Conditions Satisfied............................................................. -60-
         Section 11.2.  Representations True; No Default....................................................... -60-
         Section 11.3.  No Legal Impediment.................................................................... -60-
         Section 11.4.  Governmental Regulation................................................................ -60-
         Section 11.5.  Proceedings and Documents.............................................................. -60-
         Section 11.6.  Borrowing Documents.................................................................... -61-

Section 12.  EVENTS OF DEFAULT; ACCELERATION; ETC.............................................................. -61-
         Section 12.1.  Events of Default and Acceleration..................................................... -61-
         Section 12.1A. Limitation of Cure Periods............................................................. -64-
         Section 12.2.  Termination of Commitments............................................................. -65-
         Section 12.3.  Remedies............................................................................... -65-
         Section 12.4.  Distribution of Proceeds............................................................... -65-

Section 13.  SETOFF............................................................................................ -66-

Section 14. THE AGENT.......................................................................................... -66-
         Section 14.1.  Authorization.......................................................................... -66-
         Section 14.2.  Employees and Agents................................................................... -67-
         Section 14.3.  No Liability........................................................................... -67-
         Section 14.4.  No Representations..................................................................... -67-
         Section 14.5.  Payments............................................................................... -68-
         Section 14.6.  Holders of Notes....................................................................... -69-
         Section 14.7.  Indemnity.............................................................................. -69-
         Section 14.8.  Agent as Bank.......................................................................... -69-
         Section 14.9.  Resignation............................................................................ -69-
         Section 14.10. Duties in the Case of Enforcement...................................................... -69-

Section 15.  EXPENSES.......................................................................................... -70-

Section 16.  INDEMNIFICATION................................................................................... -71-

Section 17.  SURVIVAL OF COVENANTS, ETC........................................................................ -72-

Section 18.  ASSIGNMENT AND PARTICIPATION...................................................................... -72-
         Section 18.1.  Conditions to Assignment by Banks...................................................... -72-
         Section 18.2.  Register............................................................................... -73-
         Section 18.3.  New Notes.............................................................................. -73-
         Section 18.4.  Participations......................................................................... -73-
         Section 18.5.  Pledge by Bank......................................................................... -74-
         Section 18.6.  No Assignment by Borrowers............................................................. -74-
         Section 18.7.  Disclosure............................................................................. -74-

Section 19.  NOTICES........................................................................................... -74-

Section 20.  RELATIONSHIP...................................................................................... -75-

Section 21.  GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE................................................ -75-

Section 22.  HEADINGS.......................................................................................... -76-

Section 23.  COUNTERPARTS...................................................................................... -76-

Section 24.  ENTIRE AGREEMENT, ETC............................................................................. -76-

Section 25.  WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.................................................... -76-

Section 26.  DEALINGS WITH THE BORROWERS....................................................................... -77-

Section 27.  CONSENTS, AMENDMENTS, WAIVERS, ETC................................................................ -77-

Section 28.  SEVERABILITY...................................................................................... -78-

Section 29.  TIME OF THE ESSENCE............................................................................... -78-

Section 30.  NO UNWRITTEN AGREEMENTS........................................................................... -78-

Section 31.  REPLACEMENT OF NOTES.............................................................................. -78-

Section 32.  JOINT AND SEVERAL LIABILITY....................................................................... -78-

Section 33.  ADDITIONAL AGREEMENTS CONCERNING OBLIGATIONS OF BORROWERS......................................... -79-
         Section 33.1.  Waiver of Automatic or Supplemental Stay............................................... -79-
         Section 33.2.  Waiver of Defenses..................................................................... -79-
         Section 33.3.  Waiver................................................................................. -81-
         Section 33.4.  Subordination.......................................................................... -81-

LIST OF EXHIBITS:

EXHIBIT A - Form of Assignment of Leases and Rents
EXHIBIT B - Form of Assignment of Management Agreement
EXHIBIT C - Form of Indemnity Agreement
EXHIBIT D - Form of Property Certificate
EXHIBIT E - Form of Security Deed
EXHIBIT F - Form of Revolving Credit Note
EXHIBIT G - Form of Swing Loan Note
EXHIBIT H - Form of Request for Loan
EXHIBIT I - Form of Compliance Certificate

LIST OF SCHEDULES:

SCHEDULE 1 - Banks and Commitments
SCHEDULE 2 - Example of Calculation of Debt Service Coverage Amount
SCHEDULE 6.17 - Environmental Matters
SCHEDULE 6.18 - Subsidiaries of the Borrower and Walden
SCHEDULE 6.20 - Real Estate Owned By Borrowers and their Respective Subsidiaries
SCHEDULE 6.22 - Indebtedness of the Borrowers and Their Subsidiaries